UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

NCI BUILDING SYSTEMS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

  (4) Date Filed:

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION

10943 North Sam Houston Parkway West

Houston, Texas 77064

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

OF HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING STOCK

Dear Stockholder:

On May 8, 2012, NCI Building Systems, Inc. (“NCI,” or the “Company”) entered into an Amendment Agreement (the “Amendment Agreement”) with Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (together, “CD&R”), who collectively hold all the issued and outstanding shares of the Company’s Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”). Pursuant to the Amendment Agreement (i) the Company will issue 37,834 additional shares of Preferred Stock to CD&R and (ii) the Certificate of Designations, Preferences and Rights of the Preferred Stock (the “Certificate of Designations”) will be amended to eliminate the Company’s obligation to pay quarterly dividends to the holders of the Preferred Stock.

The Amendment Agreement and the issuance of additional shares of Preferred Stock to CD&R were negotiated between the Company and its outside advisors on the one hand and CD&R and its outside advisors on the other hand, and were declared advisable and approved by the Board’s affiliate transactions and preferred dividend payment committees and by the Company’s independent directors, as “independence” is defined by the rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, as well as by all of the Company’s directors who are independent of, and not affiliated with, CD&R. Based on the recommendations of these committees and the independent directors generally, the Amendment Agreement and the issuance of additional shares of Preferred Stock to CD&R were declared advisable and approved by the Board of Directors on April 30, 2012.

On May 8, 2012, CD&R, in its capacity as holder of all of the outstanding shares of the Preferred Stock, representing a majority in interest of the Company’s securities entitled to vote on these matters, approved by written consent the issuance of the additional shares of Preferred Stock and the amendment of the Certificate of Designations. This action by CD&R was the only action of the Company’s stockholders required to approve the transactions contemplated by the Amendment Agreement, which is subject to other conditions as described in the accompanying information statement. Accordingly, no action is required by you. This information statement will also serve as notice of actions taken without a meeting as required by Section 228 of the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Pursuant to Rule 14c-2 of the U.S. Securities Exchange Act of 1934, as amended, the matters described herein will not become effective until a date that is at least twenty days after the date this information statement in mailed to the Company’s stockholders.

Very truly yours,

Norman C. Chambers

Chairman of the Board, President and Chief Executive Officer

This information statement is dated [—] and is first being mailed to NCI stockholders on or about [—].

2

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION

10943 North Sam Houston Parkway West

Houston, Texas 77064

INFORMATION STATEMENT

This information statement is being filed by NCI Building Systems, Inc. (“NCI,” or the “Company”) and is being furnished to the Company’s stockholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this information statement is to notify the Company’s stockholders that on May 8, 2012, the Company received the written consent of Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (together, “CD&R”), who collectively own all issued and outstanding shares of the Company’s Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”), representing approximately 70.7% in voting power of the Company’s securities entitled to vote, authorizing the Company to enter into an Amendment Agreement, dated as of May 8, 2012 (the “Amendment Agreement”) with CD&R. Pursuant to the Amendment Agreement (i) the Company will issue 37,834 additional shares of Preferred Stock to CD&R and (ii) the Certificate of Designations, Preferences and Rights of the Preferred Stock (the “Certificate of Designations”) will be amended to eliminate the Company’s obligation to pay quarterly dividends to the holders of the Preferred Stock.

The Amendment Agreement and the amended Certificate of Designations are included in this information statement as Annex A and Annex B, respectively. The issuance of the additional shares of Preferred Stock and the effectiveness of the amendment of the Certificate of Designations will not occur until a date that is at least 20 calendar days after the date this information statement is mailed to the Company’s stockholders.

The Amendment Agreement and the issuance of additional shares of Preferred Stock to CD&R were negotiated between the Company and its outside advisors on the one hand and CD&R and its outside advisors on the other hand, and were declared advisable and approved by the Board’s affiliate transactions and preferred dividend payment committees and by the Company’s independent directors, as “independence” is defined by the rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, as well as by all of the Company’s directors who are independent of, and not affiliated with, CD&R. Based on the recommendations of these committees and the independent directors generally, the Amendment Agreement and the issuance of additional shares of Preferred Stock to CD&R were declared advisable and approved by the Board of Directors on April 30, 2012. At this meeting, the Board of Directors authorized the Company’s execution and delivery of a written agreement reflecting the transactions described in this information statement.

As of April 30, 2012, the record date for stockholder approval of these matters (the “record date”), there were 20,347,925 shares of the Company’s common stock outstanding and entitled to vote and 301,459 shares of Preferred Stock outstanding and 4,545 accrued paid-in-kind dividends entitled to vote. Each share of common stock is entitled to one vote on all matters presented for the approval of the Company’s shareholders. Each share of Preferred Stock is entitled to vote on an as-converted basis, and all shares of the Preferred Stock collectively have a number of votes equivalent to 48,914,255 shares of common stock. As of the record date, CD&R owned 33,582 shares of the Company’s common stock and all outstanding shares of the Company’s Preferred Stock, collectively representing the 70.7% of the Company’s securities entitled to vote. On May 8, 2012, CD&R, in its capacity as holder of all of the outstanding shares of the Preferred Stock, representing a majority in interest of the Company’s securities entitled to vote on these matters, approved by written consent the issuance of the additional shares of Preferred Stock and the amendment of the Certificate of Designations. This action by CD&R was the only action of the Company’s stockholders required to approve the transactions contemplated by the Amendment Agreement, which is subject to other conditions as described in the accompanying information statement. Accordingly, no action is required by you.

Stockholders do not have any dissenters’ or appraisal rights under the DGCL with respect to the matters described in this information statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Section 228 of the DGCL provides that, unless otherwise provided in the Certificate of Incorporation, any action that can be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders. Accordingly, we will not hold a meeting of stockholders to consider or vote upon the matters described in this information statement. Pursuant to Rule 14c-2 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the matters described herein will not become effective until a date that is at least twenty calendar days after the date this information statement in mailed to the Company’s stockholders. This information statement will also serve as notice of actions taken without a meeting as required by Section 228 of the DGCL. The Company will pay all costs associated with the distribution of this information statement to the holders of the Company’s common stock.

3

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	10
NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY WRITTEN CONSENT	11
Background	11
Reasons for the Transaction	15
The Amendment Agreement	18
Amended and Restated Certificate of Designations, Preferences and Rights of the Preferred Stock	18
Certain Terms of the Preferred Stock	19
Dissenters Rights	27
Interests of Certain Persons	27
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	28
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	29
WHERE YOU CAN FIND MORE INFORMATION	30

Annex A:	Amendment Agreement, dated as of May 8, 2012, by and among NCI Building Systems, Inc., Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P.

Annex B:	Amended and Restated Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Participating Preferred Stock of NCI Building Systems, Inc.

4

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of NCI, may have regarding the transactions discussed in this information statement. You are urged to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you. Additional important information is also contained in the annexes to this document.

Q:	Why am I receiving this document?

A:	NCI Building Systems, Inc. (“NCI,” or the “Company”) entered into an Amendment Agreement, dated as of May 8, 2012 (the “Amendment Agreement”) with Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (together, “CD&R”), who collectively hold all issued and outstanding shares of the Company’s Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”). Pursuant to the Amendment Agreement (i) the Company will issue 37,834 additional shares of Preferred Stock to CD&R and (ii) the Certificate of Designations, Preferences and Rights of the Preferred Stock (the “Certificate of Designations”) will be amended to eliminate the Company’s obligation to pay quarterly dividends to the holders of the Preferred Stock.

In connection with the Amendment Agreement, on May 8, 2012, CD&R, in its capacity as holder of all of the outstanding shares of the Preferred Stock, representing a majority in interest of the Company’s securities entitled to vote, executed a written consent approving the amendment of the Certificate of Designations and the issuance of the additional shares of Preferred Stock. This action by CD&R was the only action of the Company’s stockholders required to approve the transactions contemplated by the Amendment Agreement, which is subject to other conditions as described in the accompanying information statement.

This information statement is being delivered to you to inform you of the actions described herein before they take effect in accordance with Rule 14c-2 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Q:	Am I being asked to vote on anything?

A:	No. CD&R’s approval by written consent of the issuance of the additional shares of Preferred Stock and the amendment of the Certificate of Designations was the only action of the Company’s stockholders required to approve these matters. Pursuant to the terms of the Certificate of Designations, each share of Preferred Stock is entitled to vote on an as-converted basis. On May 8, 2012, CD&R, in its capacity as holder of all of the outstanding shares of the Preferred Stock, representing 70.7% of the Company’s securities entitled to vote on these matters, approved by written consent the issuance of the additional shares of Preferred Stock and the amendment of the Certificate of Designations. This action by CD&R was the only action of the Company’s stockholders required to approve the matters described in this information statement.

Q:	Why did the Company enter into the Amendment Agreement?

A:	The Company entered into the Amendment Agreement in order to (i) protect the holders of its common stock from ongoing dilution, (ii) simplify its capital structure and presentation of its financial results, (iii) enhance the future value appreciation opportunity for holders of the Company’s common stock, and (iv) obtain certainty with respect to the elimination of the Company’s obligation to pay quarterly dividends to the holders of the Preferred Stock. Under the current Certificate of Designations, the Company is required to pay quarterly dividends to the holders of the Preferred Stock, from October 20, 2009, through October 20, 2019 (subject to certain dividend “knock-out” provisions), which accrue at an annual rate of 12% if paid “in-kind” through the issuance of additional shares of the Preferred Stock, or 8% if paid in cash. The Amendment Agreement allows the Company to eliminate this dividend payment obligation in exchange for a one-time, non-cash payment. The Amendment Agreement provides for the Certificate of Designations to be amended to terminate the dividend obligation from and after March 15, 2012 (the “Dividend Knock-out”). As consideration for the Dividend Knock-out, CD&R will receive a total of 37,834 additional shares of Preferred Stock, representing (i) $6,464,542 of dividends accrued from March 15, 2012 through May 18, 2012 (20 trading days after April 20, 2012, on which date the dividend “knock-out” measurement period commenced) and (ii) $31,369,862 in additional liquidation preference of convertible preferred stock, or 10% of the approximate total $313.7 million of accreted value as of May 18, 2012.

5

Q:	How did the Company determine the amount of consideration to be paid to CD&R?

A:	The consideration to be paid to CD&R was negotiated between the Company and its outside advisors, on the one hand, and CD&R and its outside advisors, on the other hand. The consideration consists of a total of 37,834 additional shares of Preferred Stock, representing (i) $6,464,542 of dividends accrued from March 15, 2012 (the most recent quarterly dividend payment date) through May 18, 2012 (20 trading days after April 20, 2012, on which date the dividend “knock-out” measurement period commenced) and (ii) $31,369,862 in additional liquidation preference of convertible preferred stock, which was calculated as 10% of the approximate total $313.7 million of accreted value as of May 18, 2012.

Q:	Are there conditions to the effectiveness of the amendment of the Certificate of Designations and the issuance of the additional shares of Preferred Stock?

A:	The effectiveness of the amendment of the Certificate of Designations and the issuance of the additional shares of Preferred Stock is conditioned on the distribution of this information statement to the stockholders of the Company and the passing of 20 calendar days from the date of such distribution.

Q:	When do you expect the issuance of the additional shares of Preferred Stock and the effectiveness of the amendment of the Certificate of Designations to occur?

A:	Pursuant to Rule 14c-2 of the Exchange Act, the issuance of the additional shares of Preferred Stock and the effectiveness of the amendment of the Certificate of Designations may not become effective until a date that is at least 20 calendar days after the date this information statement is mailed to the Company’s stockholders. The Company expects the issuance of the additional shares of Preferred Stock and the effectiveness of the amendment of the Certificate of Designations to occur in the third quarter of this calendar year. CD&R, in its capacity as sole holder of the Preferred Stock, has waived its right to receive the dividend that would otherwise have accrued, accumulated or been paid with respect to the period from March 15, 2012 through June 15, 2012. This waiver will be null and void, and CD&R’s rights to such waived dividends restored, in the event the closing under the Amendment Agreement does not occur by September 10, 2012.

Q:	Will my proportionate voting interest in the Company change as a result of the issuance of the additional shares of Preferred Stock and the effectiveness of the amendment of the Certificate of Designations?

A:	Yes. Existing stockholders of the Company (other than CD&R) currently own shares of common stock representing approximately 29.3% of the total voting power of the Company’s securities. Following the issuance of the additional shares of Preferred Stock, the Company expects that existing stockholders of the Company (other than CD&R) will own shares of common stock representing approximately 27.3% of the total voting power of the Company’s securities. Upon the closing of the transactions contemplated by the Amendment Agreement, CD&R will hold Preferred Stock with an aggregate liquidation preference and accrued dividends of approximately $345 million. The Preferred Stock and accrued dividends will entitle CD&R to receive approximately 54.1 million shares of common stock, representing 72.7% of the voting power and common stock of the Company on an as-converted basis and an increase of approximately 2% from CD&R’s current stockholdings. However, as a result of the issuance of the additional shares of Preferred Stock and the effectiveness of the amendment of the Certificate of Designations, you will no longer be subject to any further dilutive effects resulting from the issuance of shares of Preferred Stock in satisfaction of the quarterly dividend obligation.

Q:	Do I have any dissenters’ or appraisal rights in connection with matters described in this information statement?

A:	No, you are not entitled to any dissenters’ or appraisal rights under the DGCL or the Company’s Certificate of Incorporation or Bylaws.

Q:	Who can help answer my questions?

A:	If you have any questions, please contact the Company’s Investor Relations department by telephone at (866) 467-3397 or by mail to NCI Building Systems, Inc., 10943 North Sam Houston Parkway West, Houston, Texas 77064, Attention: Investor Relations Administrator.

6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise noted, the following tables set forth, as of May 16, 2012 (the “Ownership Date”), the number of shares of the Company’s equity securities beneficially owned by (1) each person or group known by us to own beneficially more than 5% of the outstanding shares of any class of the Company’s equity securities, (2) each director, (3) each of the Company’s named executive officers, and (4) all current directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to the common stock and Preferred Stock. Unless otherwise noted, the mailing address of each person or entity named below is 10943 North Sam Houston Parkway West, Houston, Texas 77064.

	Beneficial Ownership (1)
Name of Beneficial Owner or Group	Number of Shares	Percent
	Preferred Stock
Clayton Dubilier & Rice Fund VIII, L.P. (2)	312,915	99.75
CD&R Friends & Family Fund VIII, L.P. (2)	783	0.25
Investment Funds Associated With or Designated by Clayton, Dubilier & Rice, LLC (2)	313,699	100.00
	Common Stock
Royce & Associates LLC (3)	1,399,174	6.87
745 Fifth Avenue
New York, NY 10151
Covalent Partners LLC (3)	1,280,660	6.28
930 Winter Street
Waltham, MA 02451
BlackRock Fund Advisors (3)	1,217,777	5.97
40 East 52nd Street
New York, NY 10022
Norman C. Chambers (4)	794,398	3.9
Kathleen J. Affeldt (4)	8,800	*
James G. Berges (4)(5)	—	*
Gary L. Forbes (4)	33,333	*
John J. Holland (4)	6,997	*
Lawrence J. Kremer (4)	9,096	*
George Martinez (4)	29,282	*
Nathan K. Sleeper (4)(5)	—	*
Jonathan L. Zrebiec (4)(5)	—	*
Charles W. Dickinson (4)	206,976	1.02
Mark W. Dobbins (4)	291,549	1.43
Mark E. Johnson (4)	340,624	1.67
Bradley D. Robeson (4)	162,755	*
All directors and executive officers as a group (18 persons) (6)	2,391,855	11.7

* Less than 1%.

(1) Includes shares beneficially owned by the listed persons, including shares owned under our 401(k) Profit Sharing Plan and Deferred Compensation Plan. If a person has the right to acquire beneficial ownership of any shares by exercise of options previously granted within 60 days after the Ownership Date, those shares are deemed beneficially owned by that person as of the Ownership Date and are deemed to be outstanding solely for the purpose of determining the percentage of the common stock that he or she owns. Those shares are not included in the computations for any other person. Please see the table accompanying footnote 4 below for additional information regarding equity compensation awards held by the listed persons.

7

(2) Unless otherwise indicated, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. are referred to collectively as the “Investors.” Does not include 33,582 shares of common stock issued to Clayton, Dubilier & Rice, LLC (“CD&R, LLC”), as assignee of director compensation payable to Messrs. Berges, Sleeper and Zrebiec. The Investors have the right to vote with the holders of common stock on an as-converted basis (without taking into account any limitations on convertibility that may then be applicable). At an initial conversion price of $6.374, the 313,699 shares of Preferred Stock held by the Investors are convertible into 49,215,347 shares of common stock, broken down as follows: (i) 49,092,461 shares of common stock into which 312,915 shares of Preferred Stock held by Clayton, Dubilier & Rice Fund VIII, L.P. are convertible; and (ii) 122,886 shares of common stock into which 783 shares of Preferred Stock held by CD&R Friends & Family Fund VIII, L.P. are convertible. The Investors hold approximately 70.7% of the voting power of NCI. Preferred Stock includes accrued, but undeclared dividends, which the Investors are entitled to vote, on an as-converted basis, prior to declaration of the dividend. The accrued but unpaid dividends may ultimately be paid in-kind or in cash. In the event the accrued dividends are paid in cash, the number of shares of Preferred Stock held will then decrease by the number of shares that had accrued during the quarter preceding declaration of the cash dividend payment.

The general partner of the Investors is CD&R Associates VIII, Ltd., whose sole stockholder is CD&R Associates VIII, L.P. The general partner of CD&R Associates VIII, L.P. is CD&R Investment Associates VIII, Ltd.

CD&R Investment Associates VIII, Ltd. is managed by a three-person board of directors, and all board action relating to the voting or disposition of these shares of common stock and Preferred Stock requires approval of a majority of the board. Joseph L. Rice, III, Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the shares of common stock and Preferred Stock shown as beneficially owned by the Investors. Such persons expressly disclaim such beneficial ownership.

CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. expressly disclaim beneficial ownership of the shares held by the Investors and by CD&R, LLC. The Investors expressly disclaim beneficial ownership of the shares held by CD&R, LLC.

The address for the Investors, CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. is c/o M&C Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies. The address for CD&R, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.

(3) This information is based solely on the most recent filings made by such beneficial owners with the Securities and Exchange Commission on Schedule 13G or 13G/A.

(4) The number of shares of common stock beneficially owned by each person includes options exercisable on the Ownership Date but excludes options not exercisable within 60 days after the Ownership Date. No currently unexercisable options would become exercisable within 60 days after the Ownership Date. The number of shares of common stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of shares of issued restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

	Options
	Exercisable (included in the table above)	Not Exercisable within 60 days (not included in the table above)	Unvested Restricted Stock (included in the table above)
Norman C. Chambers	343,201	329,510	232,539
Kathleen J. Affeldt	2,500	19,288	150
James G. Berges (5)	—	—	—
Gary L. Forbes	966	—	13,034
John J. Holland	1,250	9,644	4,972
Lawrence J. Kremer	625	4,822	7,384
George Martinez	1,373	—	13,034
Nathan K. Sleeper (5)	—	—	—
Jonathan L. Zrebiec (5)	—	—	—
Mark W. Dobbins	132,542	133,155	90,434
Charles W. Dickinson	78,522	76,143	77,134
Mark E. Johnson	175,127	175,127	112,246
Bradley D. Robeson	84,042	132,401	44,005

8

(5) Does not include 313,699 shares of Preferred Stock held by investment funds associated with or designated by CD&R, LLC, or 33,582 shares of common stock issued to CD&R, LLC, as assignee of compensation payable to Messrs. Berges, Sleeper and Zrebiec. Messrs. Berges, Sleeper and Zrebiec are members of our Board of Directors and executives of CD&R, LLC. Messrs. Berges, Sleeper and Zrebiec disclaim beneficial ownership of the shares held by CD&R, LLC and by investment funds associated with or designated by CD&R, LLC.

(6) The number of shares of common stock beneficially owned by each director and executive officer as a group includes beneficial ownership of the additional officers listed in the table below. As with the officers and directors listed individually, the number of shares of common stock beneficially owned by each person includes options exercisable on the Ownership Date or within 60 days after the Ownership Date and excludes options not exercisable within 60 days after the Ownership Date. The number of shares of common stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

	Options
	Exercisable (included in the table above)	Not Exercisable within 60 days (not included in the table above)	Unvested Restricted Stock (included in the table above)
Richard Allen	—	—	33,590
Eric J. Brown	27,206	25,381	59,443
Mark T. Golladay	1,041	3,126	23,552
John L. Kuzdal	61,021	109,558	41,466
Todd R. Moore	55,127	56,739	67,876

9

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement includes statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. In some cases, our forward-looking statements can be identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking information, including any earnings guidance. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations and the related statements are subject to risks, uncertainties, and other factors that could cause the actual results to differ materially from those projected. These risks, uncertainties, and other factors include, but are not limited to:

•	industry cyclicality and seasonality and adverse weather conditions;
•	challenging economic conditions affecting the nonresidential construction industry;
•	volatility in the U.S. economy and abroad, generally, and in the credit markets;
•	ability to service or refinance our debt and obtain future financing;
•	the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations;
•	operational limitations or restrictions in connection with our debt;
•	recognition of asset impairment charges;
•	commodity price increases and/or limited availability of raw materials, including steel;
•	the ability to make strategic acquisitions accretive to earnings;
•	retention and replacement of key personnel;
•	enforcement and obsolescence of intellectual property rights;
•	fluctuations in customer demand;
•	costs related to environmental clean-ups and liabilities;
•	competitive activity and pricing pressure;
•	the volatility of the Company’s stock price;
•	the substantial rights, seniority and dilutive effect on our common stockholders of the Preferred Stock issued to investment funds affiliated with Clayton, Dubilier & Rice, LLC;
•	breaches of our information security system security measures;
•	hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance;
•	changes in laws or regulations;
•	costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters;
•	our ability to consummate the transactions contemplated by the Equity Purchase Agreement, dated as of May 2, 2012, by and among the Company, VSMA, Inc., a Delaware corporation, Metl-Span LLC, a Texas limited liability company, and BlueScope Steel North America Corporation, a Delaware corporation (the “Metl-Span Acquisition”);
•	our ability to realize the anticipated benefits of the Metl-Span Acquisition; and
•	other risks detailed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 21, 2011 and under the caption “Risk Factors” in our most recent Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 31, 2012.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this information statement and those described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2011 and under the caption “Risk Factors” in our most recent Quarterly Report on Form 10-Q as filed with the SEC on May 31, 2012. You should refer to and carefully review the information in documents we file with the SEC. We expressly disclaim any obligations to release publicly any updates or revisions to these forward-looking statements to reflect any changes in our expectations unless the securities laws require us to do so.

10

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY WRITTEN CONSENT

Background

Pursuant to an August 14, 2009 Investment Agreement by and between the Company and affiliates of CD&R, on October 20, 2009, the Company issued and sold to CD&R an aggregate of 250,000 shares of the Company’s Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”), representing approximately 39.2 million shares of the Company’s common stock or 68.4% of the voting power and common stock of the Company on an as-converted basis as of the such date (such purchase and sale, the “CD&R Equity Investment”), in consideration for an aggregate purchase price of $250 million. In connection with the CD&R Equity Investment, the Company entered into a stockholders agreement with CD&R (the “Stockholders Agreement”) pursuant to which CD&R has substantial governance and other rights, subject to certain ownership and other requirements and conditions.

Under the terms of the Certificate of Designations, dividends on the Preferred Stock are payable quarterly either (x) “in-kind”, meaning by an issuance of additional shares of the Preferred Stock, at an annual rate of 12% or (y) in cash, at an annual rate of 8%. However, if, at any time from and after April 20, 2012 (the “Knock-out Measurement Period Start Date”), the volume weighted average daily trading price of the Company’s common stock exceeds $12.75 for each of 20 consecutive trading days (the “Knock-out Condition”), the dividend rate will be eliminated permanently (other than in some circumstances were the Company to default on some obligations).

Since the issuance of the Preferred Stock in 2009, the Company has sought to pay as much of its dividend obligations in cash (at the 8% rate), rather than in-kind (at the 12% rate). However, the Company’s ability to pay cash dividends is limited by the terms of its Amended Credit Agreement and ABL Facility. The Amended Credit Agreement restricts the payment of cash dividends to 50% of cumulative earnings, and in the absence of accumulated earnings, cash dividends and other cash restricted payments are limited to $14.5 million in the aggregate during the term of the loan. The ABL Facility, subject to certain conditions, permits the Company to pay cash dividends, including on the Preferred Stock, up to $6.5 million each calendar quarter.

On September 6, 2011 and December 9, 2011, the Company entered into Mutual Waiver and Consent agreements with CD&R, pursuant to which (1) CD&R, as the holder of all of the Company’s issued and outstanding Preferred Stock, agreed to accept a paid-in-kind dividend on their shares of Preferred Stock for the quarterly dividend payment period ended September 15, 2011 and December 15, 2011, in each case computed at the dividend rate of 8% per annum, rather than the dividend rate of 12% per annum, and (2) the Company waived its right under the Stockholders Agreement to issue up to $5 million of its capital stock without the consent of CD&R during the remainder of its fiscal year ending October 30, 2011 and for the fiscal year ending October 28, 2012.

The Board of Directors maintains an Affiliate Transactions Committee comprised of three directors, Gary Forbes, John Holland and George Martinez, who are each “independent” within the meaning of the NYSE listing manual and who each are independent of, and have no affiliation with, CD&R or their affiliates. The Board of Directors also maintains a Preferred Dividend Payment Committee which is charged with, among other matters, making the determination each quarter as to whether dividends on the Preferred Stock will be paid in-kind or in cash. This committee consists of Mr. Chambers, the Company’s CEO, and five directors who are not employed by or affiliated with CD&R: Messrs. Martinez, Forbes and Holland, Kathleen Affeldt and Lawrence Kremmer. Ms. Affeldt and Mr. Kremmer were nominated to the Board of Directors by CD&R.

The Preferred Dividend Payment Committee has sought to minimize the dividend payable to holders of Preferred Stock by paying such quarterly dividends in cash rather than in-kind. However, as a result of the restrictions on cash dividends contained in the Company’s Amended Credit Agreement and ABL Facility, the Company has only been able to pay two dividends in cash to the holders of the Preferred Stock, with seven quarterly dividends paid in-kind.

11

In the first calendar quarter of 2012, senior management of the Company, together with the Affiliate Transactions Committee, had conversations with George Martinez, the chairman of the Preferred Dividend Payment Committee, and Gary Forbes, the chairman of the Audit Committee, regarding the proximity of the Knock-out Measurement Period Start Date and the Company’s desire to minimize the dividends payable to the holders of the Preferred Stock. These discussions continued into late February of 2012 and the Affiliate Transactions Committee met on four occasions during the months of February and March of 2012 to consider whether the Company should seek to have discussions with CD&R or wait until the Knock-out Measurement Period Start Date had passed prior to beginning such potential negotiations. As a result of these discussions and meetings, at the recommendation of the Affiliate Transactions Committee, the Company determined to retain Greenhill & Co. (Greenhill) as its financial advisor and Wachtell, Lipton, Rosen & Katz (Wachtell Lipton) as its legal advisor to assist the Company in exploring and evaluating any potential strategies to eliminate its obligation to pay quarterly dividends to holders of the Preferred Stock. Greenhill had acted as financial advisor, and Wachtell Lipton had acted as legal counsel, to the Company in connection with the original issuance of the Preferred Stock to CD&R in October of 2009, and neither firm represents CD&R. CD&R was represented by its outside legal counsel, Debevoise & Plimpton LLP.

On March 12, 2012, the Affiliate Transactions Committee met telephonically, together with members of senior management and, Greenhill and Wachtell Lipton, to review alternatives and potential strategies with respect to the Company’s obligation to pay quarterly dividends to holders of the Preferred Stock. Greenhill reviewed with the Affiliate Transactions Committee certain financial information, trading statistics and other analyses concerning the Company and financial markets generally, and answered questions posed by the members of the Affiliate Transactions Committee. The Affiliate Transactions Committee then discussed various potential alternatives, including the possibility of negotiating with CD&R with respect to the elimination of the quarterly dividend obligation, negotiating with the Company’s creditors an amendment to the Amended Credit Facility and the ABL Facility to permit the Company greater flexibility to pay cash, rather than in-kind, dividends on the Preferred Stock, waiting for the potential satisfaction of the Knock-out Condition, or commencing a bond issuance to replace the Amended Credit Facility and which bond issuance presumably would permit the payment of cash dividends. Following further discussion, the Affiliate Transactions Committee authorized management and Greenhill to commence discussions with CD&R to determine the terms on which CD&R might be willing to eliminate or reduce the Company’s quarterly dividend obligation.

On March 16, 2012, Greenhill commenced discussions with CD&R. After several conversations between CD&R and Greenhill, on March 20, 2012, CD&R, communicated an initial proposal to Greenhill. Under this proposal, CD&R would receive (i) $6.5 million of paid-in-kind dividends accrued from March 15, 2012, which was the most recent quarterly dividend payment date, through May 18, 2012 (20 trading days after the Knock-out Measurement Period Start Date) at an annual rate of 12% and (ii) $39.2 million of additional liquidation preference with respect to shares of Preferred Stock in consideration for the elimination of the Company’s obligation to pay future quarterly dividends on the Preferred Stock. The proposed amount of additional liquidation preference was equivalent to four additional quarters of paid-in-kind dividends payable on $313.7 million of accumulated liquidation preference calculated as of May 18, 2012, at an annual rate of 10% (the average of the “in-kind” rate of 12% and the cash rate of 8%). This proposal contemplated CD&R receiving Preferred Stock with a total aggregate liquidation preference and accrued dividends of approximately $352.7 million, consisting of (i) $307 million of accumulated liquidation preference calculated as of March 15, 2012 plus (ii) $6,464,542 of dividends accrued from March 15, 2012 through May 18, 2012 (20 trading days after the Knock-out Measurement Period Start Date) plus (iii) $39.2 million in additional liquidation preference of convertible preferred stock. Greenhill also discussed with CD&R the potential for the Company to pursue a bond refinancing to allow the payment of cash dividends to avoid further accretion resulting from paid-in-kind dividends. CD&R communicated to Greenhill that if the Company pursued such a refinancing that CD&R would exercise its veto rights under the Stockholders Agreement to prevent the Company from incurring such debt because they did not believe it was in the best interests of the Company for a number of reasons including the potential cost of such debt, the potential impact of such debt on the Company’s financial flexibility, the potential distraction to the management team to market and issue such debt, and other factors.

On March 23, 2012, the Affiliate Transactions Committee met telephonically, together with members of senior management and Greenhill and Wachtell Lipton, to review the terms of the March 20th proposal from CD&R. Greenhill informed the Affiliate Transactions Committee that CD&R had communicated that it would exercise its veto rights under the Stockholders Agreement to prevent the Company from incurring debt in connection with any potential bond refinancing to permit the cash payment of the quarterly dividend obligation with respect to the Preferred Stock because CD&R did not believe the incurrence of such debt would be in the best interests of the Company. Greenhill also reviewed the terms of the March 20th proposal from CD&R, presented certain financial information, trading statistics and other analyses concerning the Company and financial markets generally and answered questions posed by the members of the Affiliate Transactions Committee. The Affiliate Transactions Committee authorized Greenhill to continue discussions with CD&R regarding the elimination of the quarterly dividend obligation and instructed Greenhill to seek an improvement in the terms of the proposal to reflect three additional quarters of paid-in-kind dividends rather than four.

12

On March 27, 2012, following several discussions between CD&R and Greenhill, CD&R communicated a revised proposal to Greenhill. This new proposal contemplated that CD&R would receive (i) $6.5 million of paid-in-kind dividends accrued from March 15, 2012, which was the most recent quarterly dividend payment date, through May 18, 2012 (20 trading days after the Knock-out Measurement Period Start Date) at an annual rate of 12% and (ii) $32.1 million of additional liquidation preference with respect to shares of Preferred Stock in consideration for the elimination of the Company’s obligation to pay future quarterly dividends on the Preferred Stock. The proposed amount of additional liquidation preference was equivalent to four additional quarters of paid-in-kind dividends payable on $307 million of accumulated liquidation preference calculated as of March 15, 2012. This proposal contemplated CD&R receiving Preferred Stock with a total aggregate liquidation preference and accrued dividends of approximately $345.6 million, consisting of (i) $307 million of accumulated liquidation preference calculated as of March 15, 2012 plus (ii) $6,464,542 of dividends accrued from March 15, 2012 through May 18, 2012 (20 trading days after the Knock-out Measurement Period Start Date) plus (iii) $32.1 million in additional liquidation preference of convertible preferred stock.

On March 27, 2012, the Affiliate Transactions Committee met telephonically, together with members of senior management and Greenhill and Wachtell Lipton, to review the terms of the new proposal received from CD&R. Greenhill reviewed the terms of the March 27th proposal received from CD&R, presented certain financial information, trading statistics and other analyses concerning the Company and financial markets generally, and answered questions posed by the members of the Affiliate Transactions Committee. Greenhill also communicated to the Affiliate Transactions Committee that CD&R had informed Greenhill that this proposal was CD&R’s “best and final” proposal. The Affiliate Transactions Committee discussed the merits and risks of the revised proposal from CD&R, including the proximity of the Knock-out Measurement Period Start Date and the likelihood or unlikelihood that the trading price of the Company’s common stock would reach and remain above $12.75 for a period of 20 consecutive trading days at any time during the next one, two or three fiscal quarters and the immediate dilution to the common stockholders caused by issuing additional shares of Preferred Stock to CD&R. The closing trading price of the Company’s common stock on March 26, the trading day prior to the Affiliate Transactions Committee’s March 27th meeting, was $12.15, and the average closing price for the 30- and 60-prior-trading-day periods was $12.11 and $10.95, respectively. The Affiliate Transactions Committee also considered that the Company was in negotiations for the acquisition of Metl-Span LLC, and that the announcement of such transaction, if achieved, could impact the trading price of the Company’s common stock. After discussion and deliberation, the Affiliate Transactions Committee determined that the interests of the Company’s common shareholders would be best served by waiting to see the prices at which the Company’s common shares would trade after the Knock-out Measurement Period Start Date should it be achieved. The Affiliate Transactions Committee instructed Greenhill to inform CD&R that the Company was not interested in accepting CD&R’s proposal at this time, but that discussions between the Company and CD&R could be revisited in the future. CD&R did not commit to keep the proposal available in the future, but did indicate a potential receptiveness to revisit the discussions in the future. The Affiliate Transactions Committee determined to hold another meeting after the Knock-out Measurement Period Start Date had passed to consider potential strategies with respect to the Company’s obligation to pay quarterly dividends to holders of the Preferred Stock.

On April 27, 2012, the Affiliate Transactions Committee met telephonically, together with members of senior management and Greenhill and Wachtell Lipton, to discuss the possibility of reinitiating negotiations with CD&R to eliminate the Company’s obligation to pay quarterly dividends to holders of the Preferred Stock. Greenhill presented certain financial information, trading statistics and other analyses concerning the Company and financial markets generally and other analyses and answered questions posed by the members of the Affiliate Transactions Committee. The Affiliate Transactions Committee also noted that the closing trading price of the Company’s common stock on April 26, the trading day prior to the Affiliate Transactions Committee’s April 27 meeting, was $11.67, the average closing price for the 30- and 60-prior-trading-day periods was $11.68 and $11.90, respectively, and that the Company’s common stock price had not traded above $12.75 since the Knock-out Measurement Period Start Date had passed. After discussion, the Affiliate Transactions Committee authorized Greenhill to reinitiate discussions with CD&R.

13

Greenhill spoke to CD&R several times during the period from April 27, 2012 to April 30, 2012. During these discussions, CD&R indicated that it would be willing to reach an agreement along the lines of the March 27th proposal, which would have contemplated CD&R holding Preferred Stock with an aggregate liquidation preference and accrued dividends of approximately $345.6 million, which CD&R again characterized as its best and final proposal. After further discussion with Greenhill on April 30, 2012, CD&R agreed to a final proposal which contemplated that CD&R would receive a total of 37,834 additional shares of Preferred Stock, representing (i) $6,464,542 of dividends accrued from March 15, 2012 through May 18, 2012 (20 trading days after the Knock-out Measurement Period Start Date) and (ii) $31,369,862 in additional liquidation preference of convertible preferred stock, which was calculated as 10% of the approximate total $313.7 million of accreted value as of May 18, 2012, in consideration for the amendment of the Certificate of Designations to eliminate the Company’s obligation to pay quarterly dividends to the holders of the Preferred Stock. This proposal contemplated CD&R receiving Preferred Stock with a total aggregate liquidation preference and accrued dividends of approximately $345 million, consisting of (i) $307 million of accumulated liquidation preference calculated as of March 15, 2012 plus (ii) $6,464,542 of dividends accrued from March 15, 2012 through May 18, 2012 (20 trading days after the Knock-out Measurement Period Start Date) plus (iii) $31,369,862 in additional liquidation preference of convertible preferred stock, which was calculated as 10% of the approximate total $313.7 million of accreted value as of May 18, 2012.

Later on April 30, 2012, the Company’s full Board of Directors met telephonically, together with members of senior management and Greenhill and Wachtell Lipton, to review the terms of the April 30th proposal, which we refer to as the Amendment Agreement Terms. This meeting also served as a concurrent meeting of the Affiliate Transactions Committee and of the Preferred Dividend Payment Committee. Members of senior management, and Greenhill, reviewed the prior negotiations with CD&R and the previous proposals received from CD&R resulting from those negotiations, and also reviewed the Amendment Agreement Terms. Greenhill presented certain financial information, trading statistics and other analyses concerning the Company and its common stock, and concerning financial markets generally and other analyses, including considering various potential future scenarios, and answered questions posed by the members of the Board of Directors, members of the Affiliate Transactions Committee and members of the Preferred Dividend Payment Committee. Greenhill also noted that, upon consummation of the proposed transaction, CD&R would hold Preferred Stock with an aggregate liquidation preference and accrued dividends of approximately $345 million, entitling CD&R to receive approximately 54.1 million shares of common stock and representing approximately 72.7% of the voting power and common stock of the Company on an as-converted basis. The Board of Directors discussed the Amendment Agreement Terms and financial analyses presented by Greenhill, and discussed some of the factors described below under “Reasons for the Transaction”.

The directors affiliated or associated with CD&R recused themselves from portions of the meeting so that the directors who were independent of CD&R could deliberate and ask questions of senior management, Greenhill and Wachtell Lipton outside of the presence of the three directors, Nathan K. Sleeper, Jonathan L. Zrebiec, and James G. Berges, who are employees of, or affiliated with, CD&R. After further discussion, each of the Affiliate Transactions Committee and the Preferred Dividend Payment Committee, by unanimous vote of all of their respective members, after considering the terms of the proposed transaction and the other factors described below under “Reasons for the Transaction,” determined that Amendment Agreement Terms are advisable and in the best interests of the Company and the Company’s stockholders, approved Amendment Agreement Terms and recommended that the Board of Directors approve the Amendment Agreement Terms. Additionally, all of the Company’s independent directors, as “independence” is defined by the rules and regulations of the SEC and the listing standards of the NYSE and all of the Company’s directors who are independent of, and not affiliated with, CD&R, after considering the terms of the proposed transaction and the other factors described below under “Reasons for the Transaction,” determined that the Amendment Agreement Terms are advisable and in the best interests of the Company and the Company’s stockholders, approved the Amendment Agreement Terms and recommended that the Board of Directors approve Amendment Agreement Terms.

Following these determinations by the Affiliate Transactions Commitee and Preferred Dividend Payment Committee, the Board of Directors by, unanimous vote of all of its members, after considering the terms of the proposed transaction, and based upon the recommendation of the Affiliate Transactions Committee and the Preferred Dividend Payment Committee and the other factors described below under “Reasons for the Transaction,” determined the Amendment Agreement Terms are advisable and in the best interests of the Company and the Company’s stockholders and approved the Amendment Agreement Terms, and directed senior management and the Company’s advisors to negotiate with CD&R and its outside legal advisor, Debevoise & Plimpton LLP, a written agreement, an amendment to the Certificate of Designations and other appropriate documents collectively reflecting and implementing the Amendment Agreement Terms, and authorized the Company’s senior management to execute such agreement and effect such amendment of the Certificate of Designations, subject to the receipt of any required approval of the Company’s stockholders.

14

Between May 3 and May 8, 2012, the Company, CD&R and their respective outside legal counsel negotiated the transaction documents. On May 8, 2012, the parties executed the Amendment Agreement, and CD&R, in its capacity as holder of all of the outstanding shares of the Preferred Stock, and in its capacity as the holder of 70.7% of the Company’s securities entitled to vote, executed their written consent approving the issuance of the additional shares of Preferred Stock and the amendment of the Certificate of Designations. This action by CD&R was the only action of the Company’s stockholders required to approve the matters described in this information statement.

Reasons for the Transaction

After careful consideration, the Affiliate Transactions Committee and the Preferred Dividend Payment Committee, by a unanimous vote of all of their respective members, and each of the Company’s independent directors, as “independence” is defined by the rules and regulations of the SEC and the listing standards of the NYSE, and each of the Company’s directors who are independent of, and not affiliated with, CD&R, at a meeting held on April 30, 2012, determined that Amendment Agreement Termsare in the best interests of the Company and the Company’s stockholders, and recommended that the full Board of Directors approve the Amendment Agreement Terms and the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby. Based on the recommendations of these committees and the independent directors generally, the Board of Directors determined that the Amendment Agreement Terms are in the best interests of the Company and the Company’s stockholders and approved the Amendment Agreement Terms and the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby.

In evaluating the Amendment Agreement Terms and the advisability of the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby, the Affiliate Transactions Committee consulted with the Company’s senior management and the Company’s financial and legal advisors and, in reaching its decision, the Affiliate Transactions Committee considered a variety of factors that the Affiliate Transactions Committee believed supported its decision, including the following material factors:

•	Certainty of protection for holders of the Company’s common stock against significant dilution that would otherwise continue for an uncertain, and possibly indefinite period of time. The Company’s ongoing obligation to pay quarterly dividends to holders of the Preferred Stock causes significant economic dilution to the holders of the Company’s common stock. In the absence of an agreement with CD&R to eliminate such dividends, such dilution will continue for a period of time that is at least uncertain, and possibly indefinite. In this regard, the directors considered that:

•	Under the current terms of the Certificate of Designations, the Company is required to pay quarterly dividends to the holders of the Preferred Stock through October 20, 2019, which accrue at an annual rate of 12% if paid in-kind through the issuance of additional shares of the Preferred Stock, or 8% if paid in cash. This obligation is perpetual unless and until the Knock-out Condition is ever satisfied.

•	In addition, due to restrictions on the Company’s ability to pay cash dividends in the Company’s Amended Credit Agreement and ABL Facility, the Company has only been able to pay two quarterly dividends in cash, with seven quarterly dividends having been paid in-kind.

15

•	Each dividend that is paid-in-kind results in the issuance of additional shares of Preferred Stock, which has a dilutive effect on the Company’s common stockholders and has resulted in a decrease in the equity ownership of such common stockholders from 31.6% in October of 2009 (when the Preferred Stock was initially issued) to 29.3% in March of 2012 and an aggregate increase in the total liquidation preference of all shares of Preferred Stock from $250 million in October of 2009, when the Preferred Stock was initially issued, to $307 million in March 2012.

•	The closing trading price of the Company’s common stock on April 27th, the trading day prior to the April 30th meeting, was $12.00, and the average closing price for the 30- and 60-prior-trading-day periods was $11.68 and $11.91, respectively.

The directors noted that the Amendment Agreement Terms provide for a one-time payment, equal to the aggregated in-kind dividends that would have been paid over the next succeeding four quarters, in consideration for the immediate elimination of the Company’s obligation to pay quarterly dividends on the Preferred Stock.

•	Simplification of capital structure and presentation of financial results. The one-time, non-cash payment by the Company to CD&R will be reflected in the Company’s third fiscal quarter 2012 financial statements and will eliminate virtually all future charges relating to “convertible preferred stock dividends and accretion” and the “convertible preferred stock beneficial conversion feature” in subsequent quarters.

•	Financial Analyses and Trading Performance. The financial information, trading statistics and other analyses concerning the Company and financial markets generally that had been presented by management and Greenhill and discussed by the Board of Directors.

•	Improved future value appreciation opportunity for holders of the Company’s common stock. The directors considered the possibility that the ongoing dilution to the holders of the Company’s common stock had a negative effect on the price at which the Company’s common stock trades and that eliminating the uncertainty as to when, if ever, the Knock-out Condition would be satisfied could result in more normalized trading prices for the Company’s common stock and for the possibility of greater future value appreciation.

The Affiliate Transactions Committee also considered, and balanced against the potential benefits, a variety of risks and other potentially negative factors regarding the Amendment Agreement Terms and the advisability of the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby, including the following:

•	Potential for the satisfaction of the Knock-out Condition. The Company’s strong operating momentum and the recent trading prices of the Company’s common stock could result in the satisfaction of the Knock-out Condition under the current Certificate of Designations.

•	Dilutive effect on the Company’s common stockholders. Existing stockholders of the Company (other than CD&R) currently own shares of common stock representing approximately 29.3% of the total voting power of the Company’s securities. The issuance of the additional shares of Preferred Stock to CD&R would cause existing stockholders of the Company (other than CD&R) to own shares of common stock representing approximately 27.3% of the total voting power of the Company’s securities. The directors weighed this immediate dilution against both (1) the possibility that the Knock-out Condition could have been satisfied sooner than four quarters from now, which would have resulted in less dilution than the Amendment Agreement Terms, and (2) the possibility that, in the absence of agreeing to the Amendment Agreement Terms, the holders of the Company’s common stock would have continued to experience dilution indefinitely beyond four quarters.

Taking into account all of these factors, the directors determined that the value of the certainty of eliminating immediately the dividend obligation and the related on-going, potentially indefinite dilution to the Company’s common shareholders outweighed the possibility that the Knock-out Condition could have been satisfied sooner than four quarters from now.

16

The foregoing discussion of the factors considered by the Affiliate Transactions Committee in making its recommendation is not exhaustive, but it includes the material factors considered by the Affiliate Transactions Committee. In view of the variety of material factors considered in connection with its evaluation of the Amendment Agreement Terms and the advisability of the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby, the Affiliate Transactions Committee did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to any of these factors, and individual members of the Affiliate Transactions Committee may have given different weight to different factors. Rather, the Affiliate Transactions Committee made its determination based on the totality of the information presented to it.

The Affiliate Transactions Committee and the full Board of Directors concluded that the potentially negative factors associated with the Amendment Agreement Terms were outweighed by the potential benefits that it expects holders of the Company’s common stock will achieve as a result of the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby. Accordingly, the Affiliate Transactions Committee, by unanimous vote of all of its members, after considering the Amendment Agreement Terms and the factors described above, (1) determined that the Amendment Agreement Terms and the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby are in the best interests of the Company and its stockholders (other than CD&R and its affiliates), (2) approved the Amendment Agreement Terms and the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby and (3) recommended that the full Board of Directors approve the Amendment Agreement Terms and the Company’s execution and delivery of a written agreement reflecting the Amendment Agreement Terms and consummation of the transactions contemplated thereby.

The Preferred Dividend Payment Committee, by unanimous vote of all of its members, after considering the Amendment Agreement Terms, the recommendation of the Affiliate Transactions Committee and the other factors described above, (1) determined that Amendment Agreement Terms are advisable and in the best interests of the Company and the Company’s stockholders (other than CD&R and its affiliates), (2) approved the Amendment Agreement Terms and (3) recommended that the full Board of Directors approve the Amendment Agreement Terms and the Company’s execution and delivery of a written agreement reflecting the Amendment Agreement Terms and consummation of the transactions contemplated thereby.

Additionally, all of the Company’s independent directors, as “independence” is defined by the rules and regulations of the SEC and the listing standards of the NYSE and all of the Company’s directors who are independent of, and not affiliated with, CD&R, after considering Amendment Agreement Terms, the recommendation of the Affiliate Transactions Committee and the other factors described above, (1) determined that Amendment Agreement Terms are advisable and in the best interests of the Company and the Company’s stockholders (other than CD&R and its affiliates), (2) approved the Amendment Agreement Terms and (3) recommended that the full Board of Directors approve the Amendment Agreement Terms and the Company’s execution and delivery of a written agreement reflecting the Amendment Agreement Terms and consummation of the transactions contemplated thereby.

The full Board of Directors, by unanimous vote of all of its members, after considering the recommendations of the Affiliate Transactions Committee and the Preferred Dividends Payment Committee, the Amendment Agreement Terms and the factors described above, (1) determined that the Amendment Agreement Terms and the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby are in the best interests of the Company and its stockholders (other than CD&R and its affiliates) and (2) approved the Amendment Agreement Terms and the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby.

The above description of the Affiliate Transaction Committee’s, the Preferred Dividend Payment Committee’s and the Company’s full Board of Directors’ considerations relating to the Amendment Agreement Terms and the advisability of the Company’s execution of a written agreement reflecting such terms and consummation of the transactions contemplated thereby is forward-looking in nature. This information should be read in light of the factors discussed above under “Cautionary Statement Regarding Forward-Looking Statements.”

17

The Amendment Agreement

The following is a summary of the Amendment Agreement. While we believe this summary covers the material terms of the Amendment Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Amendment Agreement, which is included as Annex A and which we incorporate by reference into this document. We encourage you to carefully read the Amendment Agreement in its entirety.

On May 8, 2012, we entered into an Amendment Agreement (the “Amendment Agreement”) with Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. (together, “CD&R”), pursuant to which (i) the Company will issue 37,834 additional shares of the Company’s Preferred Stock to CD&R and (ii) the Certificate of Designations will be amended to eliminate the Company’s obligation to pay quarterly dividends to the holders of the Preferred Stock. On May 8, 2012, CD&R, in its capacity as holder of all of the outstanding shares of the Preferred Stock, representing approximately 70.7% in voting power of the Company’s securities entitled to vote on these matters, approved by written consent the amendment of the Certificate of Designations and the issuance of the additional shares of Preferred Stock. This action by CD&R was the only action of the Company’s stockholders required to approve the transactions contemplated by the Amendment Agreement.

The Company entered into the Amendment Agreement in order to (i) protect the holders of its common stock from ongoing dilution, (ii) simplify its capital structure and the presentation of its financial results, (iii) enhance the future value appreciation opportunity for holders of the Company’s common stock, and (iv) obtain certainty with respect to the elimination of the Company’s obligation to pay quarterly dividends to the holders of the Preferred Stock. Under the current Certificate of Designations, the Company is required to pay quarterly dividends to the holders of the Preferred Stock, which accrue at an annual rate of 12%, or 8% if paid in cash. The Amendment Agreement provides that the Certificate of Designations shall be amended to eliminate this obligation to pay quarterly dividends as consideration for a one-time, non-cash payment to CD&R consisting of a total of 37,834 additional shares of Preferred Stock. Existing stockholders of the Company (other than CD&R) currently own shares of common stock representing approximately 29.3% of the total voting power of the Company’s securities. Following the issuance of the additional shares of Preferred Stock to CD&R, we expect that existing stockholders of the Company (other than CD&R) will own shares of common stock representing approximately 27.3% of the total voting power of the Company’s securities.

Under the terms of the Amendment Agreement, the Company has also agreed to prepare and file this information statement with the SEC and use its reasonable best efforts to have this information statement cleared by the SEC and mailed to stockholders. Pursuant to Rule 14c-2 of the Exchange Act, the issuance of the additional shares of Preferred Stock and the effectiveness of the amendment of the Certificate of Designations may not become effective until a date that is at least 20 calendar days after the date this information statement is mailed to the Company’s stockholders. The Company expects the issuance of the additional shares of Preferred Stock and the effectiveness of the amendment of the Certificate of Designations to occur in the third quarter of this calendar year.  CD&R, in its capacity as sole holder of the Preferred Stock, has waived its right to receive the dividend that would otherwise would have accrued, accumulated or been paid with respect to the period from March 15, 2012 through June 15, 2012.  This waiver will be null and void, and CD&R’s rights to such waived dividends restored, in the event the closing under the Amendment Agreement does not occur by September 10, 2012.

The Amendment Agreement is included in this information statement as Annex A, and this description is qualified in its entirety by reference to Annex A.

Amended and Restated Certificate of Designations, Preferences and Rights of the Preferred Stock

The following is a summary of the preferences, limitations, voting powers and relative rights of the Preferred Stock as contained in the amended Certificate of Designations, Preferences and Rights of the Series B Cumulative Convertible Participating Preferred Stock. While we believe this summary covers the material preferences, limitations, voting powers and relative rights of the Preferred Stock contained in the amended Certificate of Designations, Preferences and Rights of the Series B Cumulative Convertible Participating Preferred Stock, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the amended Certificate of Designations, Preferences and Rights of the Series B Cumulative Convertible Participating Preferred Stock, which is included as Annex B and which we incorporate by reference into this document. We encourage you to carefully read the amended Certificate of Designations, Preferences and Rights of the Series B Cumulative Convertible Participating Preferred Stock in its entirety.

18

The amendment to the Certificate of Designations amends the original Certificate of Designations, Preferences and Rights of the Preferred Stock, dated as of October 19, 2009 by amending section 4(d) thereof to reflect the satisfaction of the “knock-out” condition, pursuant to which the quarterly dividend rate is reduced to 0.00% from 12.00% per year if paid in kind or 8% per year if paid in cash. Under the amended Certificate of Designations, the “Base Dividend Rate” (as defined in the amended Certificate of Designations) is irrevocably reduced to 0.00% from and after March 15, 2012. This elimination of the quarterly dividend obligation is the only material difference between the original Certificate of Designations, Preferences and Rights of the Preferred Stock, dated as of October 19, 2009 and the amended Certificate of Designations.

Certain Terms of the Preferred Stock

Rank

The Preferred Stock will, with respect to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Company, or otherwise:

•	rank senior and prior to the common stock and each other class or series of equity securities of the Company, whether currently issued or to be issued in the future, that by its terms ranks junior to the Preferred Stock; and
•	rank junior to each class or series of equity securities of the Company, whether currently issued or issued in the future, that by its terms ranks senior to the Preferred Stock.

At the time of the initial issuance of the Preferred Stock or at any time in the future during which shares of Preferred Stock are outstanding, we have agreed to have no other class or series of equity securities of the Company that ranks on parity with the Preferred Stock.

We have no outstanding senior securities and we have agreed that at the time of the initial issuance of the Preferred Stock there will be no senior securities outstanding. Following the initial issuance of the Preferred Stock, the issuance of senior securities will require the approval of the holders of a majority of the outstanding shares of Preferred Stock.

Liquidation

Each share of Preferred Stock will have an initial liquidation preference of $1,000 per share. In the event of any liquidation of the Company, each holder of Preferred Stock will be entitled to receive liquidating distributions out of the assets of the Company legally available for distribution to its stockholders, before any payment or distribution of any assets of the Company will be made or set apart for holders of any junior securities, including, without limitation, the common stock, for such holder’s shares of Preferred Stock in an amount equal to the greater of:

•	the sum of (a) the aggregate liquidation preference of such holder’s shares of Preferred Stock and (b) the aggregate accrued dividends of such shares as of the date of such liquidation; and
•	the amount such holder would have received had such holder, immediately prior to such liquidation, converted such shares of Preferred Stock into shares of common stock in accordance with the Certificate of Designations (but without taking into account any limitations on convertibility that may then be applicable).

Dividends

Participating Dividends:  Holders of shares of Preferred Stock will be entitled to participate equally and ratably with the holders of shares of common stock in all cash dividends paid on the shares of common stock as if all shares of Preferred Stock issued and outstanding on the record date for the payment of dividends to the holders of shares of common stock were converted into shares of common stock (without taking into account any limitations on convertibility that may then be applicable). Such dividends or distributions payable to the holders of the Preferred Stock will be payable on the same date that the dividends or distributions are payable to holders of shares of common stock. Holders of shares of Preferred Stock will not be entitled to participate in dividends or distributions of any nature paid on or in respect of the common stock or to holders of common stock other than as described above; however, holders of Preferred Stock will be entitled to certain anti-dilution adjustments to the conversion price in the event of such dividends or distributions (see “—Convertibility and Anti-Dilution Adjustments” below).

19

Preferred Dividends: The Company will pay, if, as and when declared by our board of directors, out of funds legally available therefor, on March 15, June 15, September 15 and December 15 of each year, dividends on each issued and outstanding share of Preferred Stock at a rate per annum equal to 0.00% (as adjusted upon the occurrence of a default – see “—Default Dividend Rate” and “—Default” below) of the then applicable liquidation preference and accrued but unpaid dividends with respect to such share. Preferred dividends on each share of Preferred Stock will accrue and accumulate on a daily basis from the issuance date of such share, whether or not declared and whether or not the Company has funds legally available for the payment of such dividends, will compound quarterly on March 15, June 15, September 15 and December 15 of each year and will be payable quarterly in arrears, if, as and when so authorized and declared by our board of directors, on March 15, June 15, September 15 and December 15 of each year, starting on the first of such dates following the issuance date of such share. The Series B preferred dividends may, at the option of the Company, be paid in cash or in kind by issuing shares of Series B convertible preferred stock.

Default Dividend Rate: Upon the occurrence of a default (see “—Default” below), the dividend rate with respect to the Preferred Stock will increase (starting on the date on which the default occurs and ending immediately prior to the date on which all then occurring defaults are no longer continuing) by:

•	6.00% per annum, if the default is the result of a failure by us at any time after June 30, 2011 to reserve and keep available for issuance a number of shares of common stock equal to 110% of the number of shares of common stock issuable upon conversion of all outstanding shares of Preferred Stock; or
•	3.00% per annum, for all other defaults.

Only one 3.00% per annum dividend rate increase will be applicable at any time; however, if at a time when a 3.00% per annum default dividend rate is in effect after June 30, 2011, we fail to reserve and keep available for issuance the requisite number of shares of common stock to satisfy our obligations under the amended Certificate of Designations, the dividend rate will be increased an additional 3.00% per annum until such default is no longer continuing.

Restrictions with Respect to Junior Securities Dividends: Subject to certain limited exceptions, at any time during which a default is occurring, we have agreed not to declare or pay or set apart for payment any dividend or other distribution with respect to any junior securities, or redeem, purchase or otherwise acquire for any consideration any junior securities. In addition, at all times during which shares of Preferred Stock are issued and outstanding, we have agreed that neither we nor any of our subsidiaries will (1) declare, pay or set aside for payment any dividends or distributions upon any junior securities, except for certain limited exceptions or for such ordinary cash dividends declared, paid or set aside for payment on shares of common stock in which the shares of Preferred Stock participate or (2) repurchase, redeem or otherwise acquire any junior securities for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such junior securities, except for certain limited exceptions, unless, in each case, the Company has access to sufficient lawful funds immediately following such action such that the Company would be legally permitted to redeem in full all shares of the Preferred Stock then issued and outstanding for an amount equal to the sum of (A) the aggregate liquidation preference and (B) the aggregate accrued dividends of such shares as of such date.

Default

The occurrence of one of the following events described below will constitute a default for purposes of the amended certificate of designations:

•	the Company fails to pay any participating dividend (see “— Participating Dividends” above);
•	following the date on which there are no convertible notes outstanding, the Company fails to pay, in cash or in kind, any preferred dividend on the applicable quarterly dividend payment date;
•	the Company fails at any time after June 30, 2010 to reserve and keep available for issuance the number of shares of common stock equal to 110% of the number of shares of common stock issuable upon conversion of all outstanding shares of Preferred Stock;
•	the Company fails to maintain the listing of the common stock on the NYSE or another U.S. national securities exchange;
•	the Company violates any dividend payment restrictions with respect to junior securities dividends described in “—Restrictions with Respect to Junior Securities Dividends” above;
•	the Company fails to comply with our obligations to convert Preferred Stock in accordance with our obligations under the amended certificate of designations; or
•	the Company fails to redeem Preferred Stock in compliance with the amended certificate of designations.

20

The foregoing notwithstanding, unless the circumstances described in the next paragraph apply, no default will be deemed to have occurred or deemed to be continuing in connection with a failure of the type described above, if:

•	our board of directors can take an action which could reasonably be expected to prevent or to cure such failure;
•	our board of directors does not promptly take such cure action; and
•	at any time when our board of directors could have taken a cure action and it fails to take such cure action, the aggregate number of votes that the directors nominated or designated by CD&R are entitled to cast constitute a majority of the total number of votes that can be cast by all directors then on our board of directors or, if the failure to take such cure action was with the approval of our board of directors, the aggregate number of votes that were cast by the directors nominated or designated by CD&R, constituted a majority of the total number of votes that could be cast by the directors constituting the quorum that granted such approval.

The preceding limitation on the occurrence of a default will not be applicable in circumstances where taking a cure action with respect to default (1) would result in a cross-default (as described below), (2) would be adverse to the best interests of the Company in the good faith judgment of a majority of the unaffiliated shareholder directors or (3) if the failure to take the cure action was with the approval of our board of directors, a majority of the number of votes that were cast by the directors who are independent of both CD&R and the Company were not cast in favor of taking the cure action.

A cross-default means a circumstance in which the taking of a cure action will:

•	result in a breach of any provision of applicable law or our restated certificate of incorporation;
•	result in, with notice or lapse of time or both, an event of default under, or result in the termination of, or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit under any agreement, arrangement, commitment, plan or other instrument or obligation to which the Company, or any of our subsidiaries, is a party or by which the Company or any of our subsidiaries may be bound, or to which the Company or any of our subsidiaries or any of the properties, assets, or rights of the Company or any of our subsidiaries may be subject, and such result (except with respect to any agreement, arrangement, commitment, plan or other instrument relating to indebtedness that is material to the Corporation and its subsidiaries, taken as a whole) would reasonably be expected to materially and adversely affect the business, assets, results of operations or financial condition of the Company and our subsidiaries, taken as a whole;
•	result in a breach of any injunction, judgment, decree or other order of any court or governmental agency and such breach would reasonably be expected to materially and adversely affect the business, assets, results of operations or financial condition of the Company and our subsidiaries, taken as a whole; or
•	require the consent of our stockholders or any other person (other than CD&R) and (1) if there is reasonably sufficient time to obtain such consent and our board of directors has timely authorized the seeking of such consent, (a) such consent is not obtained prior to the applicable failure and (b) if the consent required is of our stockholders, CD&R beneficially owns in the aggregate less than 45% of the voting power of each group of voting securities of the Company which vote or consent is required to approve such cure action or CD&R has voted all shares of voting securities of the Company beneficially owned by it entitled to vote with respect to such cure action to approve such cure action; or (2) there is not reasonably sufficient time to obtain such consent.

Convertibility and Anti-Dilution Adjustments

To the extent that there is a sufficient number of authorized and unissued (or issued and included in treasury) and otherwise unreserved shares of common stock (or, if approved by the holders of Preferred Stock, other capital stock of the Company that is generally identical to the common stock), each holder of shares of Preferred Stock will have a conversion right, at any time and from time to time, at such holder’s option, to convert all or any portion of such holder’s shares of Preferred Stock into shares of common stock (or such other capital stock). Upon a holder’s election to exercise the conversion right, each share of Preferred Stock will be converted into a number of shares of common stock equal to the quotient of (1) the sum of (a) the liquidation preference and (b) the accrued dividends of such share as of the date of conversion, divided by (2) the conversion price of such share in effect at the time of conversion.

21

To the extent and for so long as any shares of Preferred Stock are issued and outstanding, the Company has agreed to at all times reserve and keep available an amount of authorized and unissued common stock equal to 110% of the number of shares of common stock issuable upon conversion of the then issued and outstanding shares of Preferred Stock. If at any time the Company does not have such sufficient amount of authorized and unissued shares of common stock, the Company must take any and all actions, which, in the event such consent is required, have been consented to by CD&R, to increase the number of shares of authorized and unissued and unreserved shares of common stock, including, without limitation, calling meetings of the Company’s stockholders to amend the Company’s charter and causing a reclassification of its shares of common stock or authorizing and obtaining stockholder approval for the creation of a new class of common stock.

The initial conversion price (1) with respect to each share of Preferred Stock issued on October 20, 2009, was $1.2748 and (2) with respect to each share of Preferred Stock issued as payment in kind in respect of a share of Preferred Stock, is the conversion price in effect immediately prior to the issuance of such share. The conversion price is subject to certain anti-dilution adjustments. Specifically, the conversion price will be adjusted in accordance with the formulas set forth in the certificate of designations:

•	if the Company declares a dividend or makes a distribution on the common stock payable in shares of common stock;
•	if the Company subdivides, splits or combines the shares of common stock;
•	if the Company effects a below market price issuance, which means an issuance or sale of any common stock, convertible securities or options (subject to certain limited exceptions) without consideration or for consideration per share less than the then-current market price of the common stock;
•	if the Company effects a distribution of certain assets or securities, which means a distribution to all holders of shares of common stock evidences of indebtedness, shares of capital stock, securities, cash or other assets, subject to certain limited exceptions;
•	in a spin-off, where the Company makes a distribution to all holders of shares of common stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary of the Company or other business unit;
•	if the Company effects an above market pro rata repurchase, which means a pro rata repurchase of common stock that involves the payment by the Company of consideration per share of common stock that exceeds the then-current average market price per share of common stock on the trading day next succeeding the effective date of such pro rata repurchase; or
•	if, during the three-year period immediately following October 20, 2009, the Company effects a below conversion price issuance, which means the issuance or sale of any common stock, convertible securities or options (subject to certain limited exceptions) without consideration or for consideration per share less than the conversion price in effect immediately prior to such issuance or sale at a time when such conversion price is greater than the then-current market price.

As a result of the 5:1 reverse stock split, effective March 6, 2010, the conversion price of each share of the Preferred Stock was adjusted to $6.374 per share per the terms listed above.

With respect to an adjustment of the conversion price as a result of a below market price issuance, a distribution of certain assets or securities, a spin-off, or an above market pro rata repurchase, the conversion price will only be adjusted if at the time the relevant event is approved, or recommended to our stockholders by our board of directors either:

•	the aggregate number of votes that the directors nominated or designated by CD&R are entitled to cast do not constitute a majority of the total number of votes that can be cast by all directors on our board of directors or the aggregate number of votes that are cast by directors nominated or designated by CD&R do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation; or

22

•	if the condition in the immediately preceding bullet point is not met, then (A) so long as at least one unaffiliated shareholder director was part of the quorum granting such approval or recommendation, either (1) a majority of the unaffiliated shareholder directors voting with respect to such approval or recommendation vote in favor of such approval or recommendation or (2) each unaffiliated shareholder director that was a part of the quorum granting such approval or recommendation abstains from voting with respect thereto or (B) a majority of the directors who are independent of both the Company and CD&R does not in good faith oppose such approval or recommendation on the merits (without regard to the impact of such approval or recommendation, or the withholding thereof, on CD&R).

With respect to an adjustment as a result of a below conversion price issuance, the conversion price will only be adjusted if at the time the below conversion price issuance is approved, or recommended to our stockholders by our board of directors either:

•	the aggregate number of votes that the directors nominated or designated by CD&R are entitled to cast do not constitute a majority of the total number of votes that can be cast by all directors on our board of directors or the aggregate number of votes that are cast by directors nominated or designated by CD&R do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation; or
•	if the condition in the immediately preceding bullet point is not met, either (1) a majority of the unaffiliated shareholder directors votes in favor of such approval or recommendation or (2) a majority of the directors who are independent of both CD&R and the Company does not in good faith oppose such approval or recommendation on the merits (without regard to the impact of such approval or recommendation, or the withholding thereof, on CD&R) and the unaffiliated shareholder directors receive a certificate of a majority of the directors who are officers of CD&R or otherwise not deemed independent of CD&R certifying that, in the good faith judgment of a majority of such directors, such issuance or sale is in the best interests of the Company.

Milestone Redemption

Each holder of shares of Preferred Stock will have the right to require, at any time on or after the tenth anniversary of October 20, 2009, at such holder’s option and in accordance with the procedures set forth in the amended certificate of designations, that the Company redeem all, but not less than all, of such holder’s shares of Preferred Stock, out of funds legally available therefor, at a purchase price for each share of Preferred Stock equal to the sum of (A) the liquidation preference and (B) the accrued dividends of such share as of the date on which the redemption of such share occurs.

The Company will have the right, at any time on or after the tenth anniversary of October 20, 2009, at the Company’s option in accordance with the procedures set forth in the amended certificate of designations, to redeem all, but not less than all, of the then issued and outstanding shares of Preferred Stock, out of funds legally available therefor, at a purchase price for each share of Preferred Stock equal to the sum of (A) the liquidation preference and (B) the accrued dividends of such share as of the date on which the redemption of such share occurs.

Change of Control Redemption Right

In connection with a business combination change of control (as described below), each holder of Preferred Stock will have the right (exercisable at such holder’s option) to require that the Company redeem (or that the acquiring or surviving person in such business combination change of control, if not the Company, redeem) such holder’s shares of Preferred Stock, out of funds legally available therefor, at a purchase price per share equal to (1) if the redemption date of such share is prior to the fourth anniversary of October 20, 2009, the sum of (a) the liquidation preference plus the accrued dividends of such share as of such redemption date and (b) an amount equal to the net present value of the sum of all Preferred Stock dividends that would otherwise be payable on such share from such redemption date until the fourth anniversary of October 20, 2009 (calculated based on a dividend rate of 8% per annum ), or (2) if the redemption date of such share is on or after the fourth anniversary of October 20, 2009, the sum of (x) the liquidation preference and (y) the accrued dividends of such share as of such redemption date.

23

In connection with a board level change of control (as described below), each holder of Preferred Stock will have the right (exercisable at such holder’s option) to require that the Company redeem each of such holder’s shares of Preferred Stock, out of funds legally available therefor, at a purchase price per share of Preferred Stock equal to (1) if the redemption date of such share is prior to the fourth anniversary of October 20, 2009, the sum of (a) the liquidation preference plus the accrued dividends of such share as of such redemption date and (b) an amount equal to the net present value of the sum of all Preferred Stock dividends that would otherwise be payable on such share from such redemption date until the fourth anniversary of October 20, 2009 (calculated based on a dividend rate of 8% per annum ), or (2) if the redemption date of such share is on or after the fourth anniversary of October 20, 2009, the sum of (x) the liquidation preference and (y) the accrued dividends of such share as of such redemption date.

In connection with a change of control under debt instruments (as described below), each holder of Preferred Stock will have the right (exercisable at such holder’s option) to require that the Company redeem each of such holder’s shares of Preferred Stock, out of funds legally available therefor, at a purchase price per share equal to 101% of the sum of (1) the liquidation preference and (2) the accrued dividends of such share as of the redemption date of such share.

A business combination change of control means, unless the circumstances described in the following paragraph apply, the consummation of a business combination transaction by the Company where immediately following such transaction, which we refer to as a non-qualified business combination:

•	the individuals and entities that beneficially owned the outstanding voting stock of the Company immediately prior to such business combination do not beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such business combination in substantially the same proportions as their ownership immediately prior to such business combination of the voting power of the outstanding voting stock of the Company; or
•	any person (excluding CD&R and their affiliates) either (1) beneficially owns more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity than CD&R and their affiliates so beneficially own (unless CD&R and their affiliates beneficially own more than 17.5% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity) or (2) beneficially owns 25% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity.

The consummation of a non-qualified business combination will not constitute a business combination change of control if at the time such business combination is approved, or recommended to our stockholders by our board of directors (if so approved or recommended) and at the time immediately prior to the consummation of such business combination (1)  CD&R beneficially owns 45% or more of the combined voting power of the outstanding voting stock of the Company or (2) the aggregate number of votes that the directors nominated or designated by CD&R are entitled to cast constitutes a majority of the total number of votes that can be cast by all directors then on our board of directors or the aggregate number of votes that are cast by directors nominated or designated by CD&R constitutes a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation.

A board level change of control means any person (other than CD&R or any of their affiliates) acquiring beneficial ownership of 50% or more of the combined voting power of the outstanding voting stock of the Company, if at the time immediately prior to the consummation of such acquisition and, if such acquisition (or any transaction or series of transactions leading to such acquisition) is approved, or recommended to our stockholders by our board of directors, at the time such acquisition is approved or recommended by our board of directors, (1)  CD&R does not beneficially own 45% or more of the combined voting power of the outstanding voting stock of the Company and (2) the aggregate number of votes that the directors nominated or designated by CD&R are entitled to cast do not constitute a majority of the total number of votes that can be cast by all directors then on our board of directors or the aggregate number of votes that are cast by directors nominated or designated by CD&R do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation.

24

A change of control under debt instruments means any event that would constitute a “change of control” for purposes of our Amended Credit Agreement, dated October 20, 2009, by and among the Company, Wachovia Bank, N.A. and the several lenders party thereto (the “Amended Credit Agreement”) or the Loan and Security Agreement, dated October 20, 2009, by and among NCI Group, Inc., Robertson-Ceco II Corporation, the Company, Steelbuilding.com, Inc., Wells Fargo Foothill, LLC, Bank of America, N.A., General Electric Capital Corporation and the lenders and issuing bank party thereto (as amended on December 3, 2010, and as further amended May 2, 2012, the “ABL Agreement”), or any subsequent amendment, restatement, refinancing, replacement or other modification of such agreements or any successor contract to any such agreements (assuming that the events constituting a “change of control” under any such successor or amended debt agreement are the same as were in effect in the Amended Credit Agreement or the ABL Agreement, as applicable, as of October 20, 2009), so long as at the time such “change of control” is approved, or recommended to our stockholders by our board of directors (if so approved or recommended) and at the time immediately prior to the consummation of such “change of control” (1)  CD&R does not beneficially own 45% or more of the combined voting power of the outstanding voting stock of the Company and (2) the aggregate number of votes that the directors nominated or designated by CD&R are entitled to cast do not constitute a majority of the total number of votes that can be cast by all directors then on our board of directors or the aggregate number of votes that are cast by directors nominated or designated by CD&R do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation.

Automatic Conversion upon Certain Business Combinations

If a non-qualified business combination is consummated pursuant to which the common stock is to be converted into the right to receive cash, securities or other property of an entity other than the Company, then upon the consummation of such non-qualified business combination, all shares of Preferred Stock (other than those with respect to which the redemption rights described above in “—Change of Control Redemption Right” have been exercised) will automatically convert into the right to receive the kind and amount of cash, securities or other property, if any, receivable in such non-qualified business combination by a holder of common stock holding that number of shares of common stock into which shares of Preferred Stock would have been convertible (without taking into account any limitations on convertibility) immediately prior to the consummation of such non-qualified business combination. In the event that holders of shares of common stock have the opportunity to elect the form of consideration to be received in a non-qualified business combination, each holder of Preferred Stock will also have the same opportunity to elect the form of consideration that each such holder is entitled to receive.

Voting Rights

General.  The holders of Preferred Stock will be entitled to vote on an as-converted basis with the holders of the common stock on all matters submitted to a vote of our stockholders, except as otherwise provided in the certificate of designations or as required by applicable law, voting together with the holders of common stock as a single class.

Class Voting Rights.  So long as any shares of Preferred Stock are outstanding, in addition to any other vote required by applicable law, the Company may not take any of the following actions without the prior affirmative vote or written consent of the holders representing at least a majority of the then-outstanding shares of Preferred Stock, voting together as a separate class:

•	any amendment, alteration, repeal or other modification of any provision of our restated certificate of incorporation, the amended certificate of designations or the by-laws that would alter or change the terms or the powers, preferences, rights or privileges of the Preferred Stock so as to affect them adversely;
•	any authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior securities or any security convertible into, or exchangeable or exercisable for, shares of senior securities; and
•	any increase or decrease in the authorized number of shares of Preferred Stock or the issuance of additional shares of Preferred Stock, subject to certain limited exceptions.

25

Special Contingent Voting Rights.  In addition to any other vote required by applicable law, during any period:

•	beginning on a redemption date in respect of a redemption described above in “—Milestone Redemption,” if the Company fails to deposit on or prior to such date money in immediately available funds sufficient to pay the aggregate purchase price as of such date for all shares of Preferred Stock to be redeemed on such date or at any time on or after a redemption date in respect of a redemption described above in “—Milestone Redemption” that the Company fails to pay the applicable full redemption price for any share of Preferred Stock to be redeemed on such date and ending at such time when the applicable full redemption price for all shares of Preferred Stock to be so redeemed has been paid; or
•	beginning at any time that the Company fails to pay the applicable full redemption price in respect of a redemption in connection with a business combination change of control, a board level change of control or a change of control under debt instruments (see “—Change of Control Redemption Right” above) for any share of Preferred Stock that a holder of Preferred Stock has requested be redeemed and ending at such time when the full applicable redemption price for all shares of Preferred Stock so requested to be redeemed is paid, we may not, without the consent of holders representing at least a majority of the then-outstanding shares of Preferred Stock, voting together as a separate class:

•	take any of, commit, resolve or agree to take any of, or authorize or otherwise facilitate any of the actions described under the heading “The Restructuring—Description of the CD&R Investment—The Stockholders Agreement—Consent Rights” in the Amendment No. 3 to the Registration Statement on Form S-4 we filed on October 13, 2009;
•	take any action that would result in an adjustment to the conversion price (see “—Convertibility and Anti-Dilution Adjustments” above);
•	enter into any agreement or understanding, or commit, resolve or agree to enter into any agreement or understanding with respect to a business combination;
•	hire, terminate or change the compensation of any executive officer except for ordinary raises consistent with past practices, subject to certain conditions; or
•	adopt an annual budget.

See also “—Certain Additional Covenants—Debt Agreements” below.

Certain Additional Covenants

Merger.  We have agreed not to merge with or into or consolidate with or into, or sell, transfer, exchange or lease all or substantially all of our property to, any other entity, or permit consummation of any other business combination, unless the surviving successor, transferee or lessee entity, as the case may be, (1) expressly assumes the due and punctual performance and observance of each and every covenant and condition of the certificate of designations to be performed and observed by the Company and (2) if such business combination is a not a non-qualified business combination, expressly agrees, as part of the terms of such business combination, to exchange, at the holders’ option, shares of Preferred Stock for shares of the surviving entity’s capital stock having terms, preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the holder, and rights to assets upon liquidation, dissolution or winding-up of the entity), privileges and powers no less favorable (individually and in the aggregate) than the terms, preferences, rights, privileges and powers under the certificate of designations, in each case, such that the rights of the holders of Preferred Stock are protected against dilution or other impairment.

Debt Agreements.  In addition to any other vote required by applicable law, the Company may not, without the consent of the holders of a majority of the Preferred Stock outstanding, enter into any debt agreement or other financing agreement which by its terms would restrict the payment of dividends pursuant to the certificate of designations or the payment of any amounts due upon the redemption of the Preferred Stock pursuant to the amended certificate of designations.

26

Dissenters Rights

Stockholders do not have any dissenters’ or appraisal rights under the DGCL with respect to the matters described in this information statement.

Interests of Certain Persons

As a result of their respective positions with CD&R and its affiliates, three members of our Board of Directors, Mr. James Berges, Mr. Nathan Sleeper and Mr. Jonathan Zrebiec, may be deemed to have an indirect material interest in the Amendment Agreement and the amendment of the Certificate of Designations. For additional information regarding transactions between the Company and CD&R and our relationship with CD&R, see “Item 1. Business” and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended October 30, 2011, filed on December 21, 2011 (our “2011 Annual Report”) as well as “Note 14. Related Parties” of our Consolidated Financial Statements included in our 2011 Annual Report.

27

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals for the 2013 Annual Meeting

If you wish to present a proposal for inclusion in our proxy material for consideration at our Annual Meeting to be held in 2013, you must submit the proposal in writing to our Corporate Secretary at NCI Building Systems, Inc., 10943 North Sam Houston Parkway West, Houston, Texas 77064, and we must receive your proposal not later than September 12, 2012 (the 120th day prior to January 10, 2013, the anniversary of the date on which this year’s proxy was mailed to you). That proposal must comply with Section 8 of Article II of our by-laws and, if it is to be included in our proxy materials, Rule 14a-8 under the Exchange Act.

Advance Notice Required for Stockholder Nominations and Proposals for the 2013 Annual Meeting

Our by-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2013 if it is received not less than 90 nor more than 120 days prior to the date of the 2013 Annual Meeting of Stockholders. Please refer to the full text of our advance notice by-law provisions for additional information and requirements. A copy of our by-laws may be obtained by writing to our Corporate Secretary NCI Building Systems, Inc., 10943 North Sam Houston Parkway West, Houston, Texas 77064. Our by-laws require our Board of Directors or the presiding officer of the Annual Meeting to reject any untimely or non-complying proposal.

28

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of this information statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of this information statement mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary in writing at 10943 North Sam Houston Parkway West, Houston, Texas 77064, or call us at 281-897-7788.

29

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public at the SEC’s website at www.sec.gov . You also may obtain free copies of the documents the Company files with the SEC by going to the “SEC Filings” section of the Company’s website at http://www.ncilp.com/investor_relations/sec.html. The Company’s website address is provided as an inactive textual reference only. The information provided on the Company’s website is not part of this document, and is not incorporated herein by reference.

Statements contained in this document, or in any document incorporated by reference in this document regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows the Company to “incorporate by reference” into this document other documents the Company files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that the Company files with the SEC will update and supersede that information. The Company incorporates by reference the documents listed below and any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the date on which the transactions described in this document are consummated:

•	Annual Reports on Form 10-K for the years ended October 30, 2011, October 31, 2010 and November 1, 2009 (filed on December 21, 2011, December 22, 2010 and December 23, 2009, respectively);
•	Quarterly Reports on Form 10-Q for the fiscal quarters ended April 29, 2012, January 29, 2012 and July 31, 2011 (filed on May 31, 2012, March 7, 2012 and September 8, 2011, respectively);
•	Current Reports on Form 8-K filed on May 14, 2012 and May 8, 2012; and
•	Amendment No. 3 to the Registration Statement on Form S-4/A filed on October 13, 2009.

Any person, including any beneficial owner, to whom this document is delivered may request copies of any of the documents incorporated by reference in this document or other information concerning the Company, without charge, by (1) telephonic or written request directed to our Corporate Secretary at 10943 North Sam Houston Parkway West, Houston, Texas 77064, or at 281-897-7788 or (2) at the Company’s corporate website at http://www.ncilp.com/investor_relations/sec.html or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

This document is preliminary and the Company intends to file a definitive information statement. You are encouraged to read the definitive information statement carefully when it becomes available, because it will contain important information and may contain additions and revisions to the information contained in this preliminary document. You may obtain free copies of the definitive information statement (when available) and other documents filed with the SEC from the Company or from the SEC as described above.

30

Annex A

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (the “Agreement”) is made and entered into as of the 8th day of May, 2012, by and among NCI Building Systems, Inc. (the “Company”) and Clayton, Dubilier & Rice Fund VIII, L.P. (“CD&R Fund VIII”) and CD&R Friends & Family Fund VIII, L.P. (“CD&R FF Fund VIII” and together with CD&R Fund VIII, the “Initial Investors”).

WHEREAS, the Initial Investors are the holders of all of issued and outstanding shares of the Company’s Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”);

WHEREAS, pursuant to the Certificate of Designations, Preferences and Rights of the Preferred Stock dated October 19, 2009 (the “Certificate of Designations”) the Company is contractually obligated to pay quarterly dividends to the Initial Investors, as holders of the Preferred Stock, from October 20, 2009 through October 20, 2019 (the “Dividend Right”), such Dividend Right accruing at a rate of 12.00% per annum if paid in kind or 8% per annum if paid in cash (the “Base Dividend Rate”);

WHEREAS, the Dividend Right is subject to certain “knock-out” provisions in Section 4(d) of the Certificate of Designations, pursuant to which the Base Dividend Rate is reduced to 0.00% upon satisfaction of certain conditions (the “Knock-Out Condition”) and shall remain at 0.00% thereafter;

WHEREAS, the parties hereto wish to deem the Knock-Out Condition satisfied from and after March 15, 2012 in exchange for the Company issuing to the Initial Investors 37,834 additional shares of the Preferred Stock representing (i) $6,464,542 of dividends accrued from March 15, 2012 through May 18, 2012 and (ii) $31,369,862 additional liquidation preference of Preferred Stock or 10% of the total $313,698,622 million accrued value at May 18, 2012;

WHEREAS, the parties hereto wish to amend the Certificate of Designations to reflect the satisfaction of the Knock-Out Condition;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.          Issuance of Shares. The parties agree that, at the Closing (as defined in Section 8), the Company shall issue to the Initial Investors a total of 37,834 additional shares of the Preferred Stock pro rata based on current ownership (the “Issuance”).

2.          Amendment to Certificate of Designations. The Company agrees that, at the Closing, the Certificate of Designations shall be amended to reflect the satisfaction of the Knock-Out Condition (the “Amendment”) and a Certificate of Amendment in the form of amendment attached as Exhibit A shall be filed with the Secretary of State of the State of Delaware.

A-1

3.          Written Consent to Amendment. The Initial Investors have approved the Amendment by executing the written consent to the Amendment, which is attached as Exhibit B hereto and which is deemed to have been delivered immediately after execution of this Agreement.

4.          Stockholder Approval of Issuance. The Initial Investors have approved the Issuance by executing the written consent attached as Exhibit C hereto and which is deemed to have been delivered immediately after execution of this Agreement.

5.          Third Party Consents. The Company represents to the Initial Investors that the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder (including the Issuance and the filing of the Amendment) require no consent of any person or governmental authority (other than the written consents attached hereto as Exhibit B and Exhibit C).

6.          Preparation and Filing of 14-C. As promptly as reasonably practicable following the date of this Agreement (but in no event later than thirty (30) days after the date hereof), the Company shall prepare and file a preliminary information statement containing the information required by Rule 14c-2 under the Securities Exchange Act of 1934 (the “Information Statement”). The Initial Investors shall cooperate with the Company in the preparation and filing of the Information Statement, and shall furnish all information concerning it that is reasonably requested by the Company in connection with the preparation of the Information Statement. The Company shall use its reasonable best efforts to (i) have the Information Statement cleared by the U.S. Securities and Exchange Commission (the “SEC”) as promptly as reasonably practicable after such filing and (ii) cause the Information Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the Company learns that the Information Statement will not be reviewed or that the SEC staff has no further comments thereon. Prior to filing or mailing the Information Statement or filing any other required documents (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide the Initial Investors with an opportunity to review and comment on such document or response and shall give good faith consideration to any comments made by the Initial Investors and their counsel.

7.          Condition Precedent to Closing. It shall be a condition precedent to the consummation of the transactions contemplated hereunder (the “Closing”) that the Company shall have distributed the definitive Information Statement to stockholders, and 20 calendar days shall have passed after such distribution.

8.          Closing. The Closing shall take place as soon as practicable (but in no event later than five (5) business days) following the satisfaction of the condition set forth in Section 6 of this Agreement.

9.          Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware, without giving effect to conflicts of law rules that would require or permit the application of the laws of another jurisdiction.

A-2

10.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

11.         Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

12.         Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

13.         Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire agreement and understanding between the Company and the Initial Investors with respect to the matters referred to herein and supersede all prior agreements, understandings or representations, in each case among the parties, with respect to such matters.

[Signature Page Follows]

A-3

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore

Name: Todd R. Moore
Title: Executive Vice President & General Counsel

CLAYTON, DUBILIER & RICE FUND VIII, L.P.

By:	CD&R Associates VIII, Ltd., its
general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R FRIENDS & FAMILY FUND VIII, L.P.

By:	CD&R Associates VIII, Ltd., its
general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

A-4

Annex B

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF
SERIES B CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK OF
NCI BUILDING SYSTEMS, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of NCI Building Systems, Inc., a Delaware corporation (the “Corporation”), by the Certificate of Incorporation, the Board of Directors has by resolution duly provided for the issuance of and created a series of Preferred Stock of the Corporation, par value $1.00 per share (the “Preferred Stock”), and in order to fix the designation and amount and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted resolutions setting forth such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of a series of Preferred Stock as set forth in this Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Participating Preferred Stock (the “Certificate”).

Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

Section 1. Number of Shares and Designation. 400,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series B Cumulative Convertible Participating Preferred Stock (the “Series B Preferred Stock”). Subject to and in accordance with the provisions of Section 11(b), the number of shares of Series B Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.

Section 2. Rank. The Series B Preferred Stock shall, with respect to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series B Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”) and (ii) rank junior to each class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that by its terms ranks senior to the Series B Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Junior Securities and Senior Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities or Senior Securities, as the case may be. At the time of the initial issuance of the Series B Preferred Stock there shall be no Senior Securities outstanding. For the avoidance of doubt, at the time of the initial issuance of the Series B Preferred Stock or at any time in the future during which shares of Series B Preferred Stock are outstanding, there shall be no other class or series of equity securities of the Corporation that ranks on parity with the Series B Preferred Stock as to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation. Each other class or series of equity securities of the Corporation issued at any time during which shares of Series B Preferred Stock are outstanding shall, subject to and in accordance with the provisions of Section 11, expressly by its terms rank junior or senior to the Series B Preferred Stock as to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation.

Section 3. Definitions. As used herein the following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“Accrued Dividends” means, as of any date, with respect to any share of Series B Preferred Stock, all dividends that have accrued pursuant to Section 4(a)(ii) but that have not been paid as of such date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Current Market Price” means (i) in connection with an issuance or sale of any Common Stock, Convertible Securities or Options other than Excluded Stock in an underwritten public offering, the Current Spot Market Price or (ii) in connection with any other issuance or sale of any Common Stock, Convertible Securities or Options other than Excluded Stock, the Current Average Market Price.

“Applicable Default Dividend Rate” means (i) except in connection with a Default of the type set forth in clause (iii) of the definition of “Default” occurring after June 30, 2011, 3.00% per annum and (ii) in connection with a Default of the type set forth in clause (iii) the definition of “Default” occurring after June 30, 2011, 6.00% per annum.

B-2

“Applicable Non-Qualified Business Combination” has the meaning set forth in Section 9(a)(i).

“Automatic Conversion Date” means the date of the event set forth in clause (x) or (y), as applicable, of the first sentence of Section 9(a)(i).

“Base Amount” means, with respect to any share of Series B Preferred Stock, as of any date, the sum of (x) the Liquidation Preference and (y) the Base Amount Accrued Dividends with respect to such share.

“Base Amount Accrued Dividends” means, with respect to any share of Series B Preferred Stock, as of any date, (i) if a Series B Preferred Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the preceding Series B Preferred Dividend Payment Date or (ii) if no Series B Preferred Dividend Payment Date has occurred since the issuance of such share, zero.

“Base Dividend Rate” means, for any day, 12.00% per annum, subject to adjustment pursuant to Section 4(d); provided, however, in the event that Series B Preferred Dividends are paid in cash on the Series B Dividend Payment Date on which such Series B Preferred Dividends would otherwise compound, the “Base Dividend Rate,” for any day during the Payment Period to and including the Series B Preferred Dividend Payment Date on which such Series B Dividends are paid, shall be equal to 8.00% per annum, subject to adjustment pursuant to Section 4(d).

“Beneficially Own” and “Beneficial Ownership” have the meaning set forth in Section 8(c)(ii).

“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

“Business Combination” means (i) any reorganization, consolidation, merger, share exchange, tender or exchange offer or other business combination or similar transaction involving the Corporation with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition (including by liquidation or dissolution of the Corporation) by the Corporation of all or substantially all of its assets to any Person.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are not required to be open in the State of New York or Texas.

“By-laws” means the By-laws of the Corporation as amended from time to time.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Certificate” has the meaning set forth in the preamble.

B-3

“Certificate of Incorporation” means the Corporation’s Restated Certificate of Incorporation, as amended from time to time.

“Change of Control” has the meaning set forth in Section 8(c)(i).

“Change of Control Date” has the meaning set forth in Section 8(a)(i).

“Change of Control Notice” has the meaning set forth in Section 8(b)(i).

“Change of Control Redemption” has the meaning set forth in Section 8(a)(i).

“Change of Control Redemption Date” means, with respect to each share of Series B Preferred Stock, the date on which the Corporation makes the payment in full in cash of the Change of Control Redemption Price for such share to the Holder of such share.

“Change of Control Redemption Price” means (i) with respect to each share of Series B Preferred Stock that a Holder of shares of Series B Preferred Stock has requested be redeemed pursuant to Section 8(a)(i) or Section 8(a)(ii), the applicable Make-Whole Change of Control Redemption Price for such share of Series B Preferred Stock and (ii) with respect to each share of Series B Preferred Stock that a Holder of shares of Series B Preferred Stock has requested be redeemed pursuant to Section 8(a)(iii), the applicable Other Change of Control Redemption Price for such share of Series B Preferred Stock.

“Closing Debt Agreements” has the meaning set forth in Section 8(c)(i)(C).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation and approved by a majority of the outstanding shares of Series B Preferred Stock for this purpose.

For purposes of this Certificate, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern. If the date of determination is not a Trading Day, then such determination shall be made as of the last Trading Day prior to such date.

B-4

“Common Stock” has the meaning set forth in Section 2.

“Common Stock Dividend Payment Date” has the meaning set forth in Section 4(a)(i).

“Common Stock Dividend Record Date” has the meaning set forth in Section 4(a)(v).

“Conversion Date” has the meaning set forth in Section 6(b)(iii).

“Conversion Notice” has the meaning set forth in Section 6(b)(i).

“Conversion Price” means, as of any date, the Initial Conversion Price, as adjusted pursuant to Section 10.

“Conversion Right” has the meaning set forth in Section 6(a)(i).

“Convertible Securities” means indebtedness or shares of Capital Stock convertible into or exchangeable for Common Stock.

“Corporation” has the meaning set forth in the preamble.

“Corporation Milestone Redemption Right” has the meaning set forth in Section 7(a)(ii).

“Current Average Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the 10 consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price, if any.

“Current Spot Market Price” means, on any date, the Closing Price per share of the Common Stock or other securities on the Trading Day preceding the earlier of the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price, if any.

B-5

“Default” means (i) the Corporation’s failure to pay any Participating Dividend contemplated by Section 4(a)(i), (ii) following the date on which there are no outstanding Convertible Notes (as defined in the Investment Agreement), the Corporation’s failure to pay, in cash or kind, any Series B Preferred Dividend contemplated by Section 4(a)(ii)

on the applicable Series B Preferred Dividend Payment Date, (iii) the Corporation’s failure at any time after June 30, 2010 to reserve and keep available for issuance the number of shares of Common Stock required pursuant to Section 6(a)(iii), (iv) the Corporation’s failure to maintain the listing of the Common Stock on the New York Stock Exchange or another U.S. national securities exchange, (v) the Corporation’s violation of Section 4(c) or Section 4(e), (vi) the Corporation’s failure to comply with its obligations to convert Series B Preferred Stock in compliance with Section 6 (without giving effect to the proviso to the first sentence of Section 6(a)(i)) or Section 9 or (vii) the Corporation’s failure to redeem Series B Preferred Stock in compliance with Section 7 or Section 8; except that no Default (A) shall be deemed to have occurred or (B) shall be deemed to be continuing, in each case, in connection with a failure of the type described in clauses (i) - (vii) above if (a) the Board of Directors can take an action which could reasonably be expected to prevent (in case of clause (A)) or to cure (in the case of clause (B)) such failure (a “Cure Action”), (b) the Board of Directors does not promptly take such Cure Action and (c) at any time when the Board of Directors could have taken a Cure Action and it fails to take such Cure Action with respect to such failure, the aggregate number of votes that the Investor Directors (as defined in the Stockholders Agreement) are entitled to cast constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or, if the failure to take such Cure Action was with the approval of the Board of Directors, the aggregate number of votes that were cast by the Investor Directors constituted a majority of the total number of votes that could be cast by the directors constituting the quorum that granted such approval; provided, however, if taking a Cure Action with respect to a failure of the type described in clauses (i) - (vii) above (x) would result in a Cross Default, (y) would be adverse to the best interests of the Corporation in the good faith judgment of a majority of the Unaffiliated Shareholder Directors or (z) if the failure to take such Cure Action was with the approval of the Board of Directors, a majority of the number of votes that were cast by the Independent Directors serving on the Board of Directors at the time of such approval were not cast in favor of taking the Cure Action, such failure of the type described in clauses (i) - (vii) above shall constitute a Default. As used herein, “Cross Default” shall mean the performance of such action by the Corporation will (I) result in a breach of any provision of applicable Law or the Certificate of Incorporation, (II) result in, with notice or lapse of time or both, an event of default under, or result in the termination of, or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit under any agreement, arrangement, commitment, plan or other instrument or obligation to which the Corporation, or any of its Subsidiaries, is a party or by which the Corporation or any of its Subsidiaries may be bound, or to which the Corporation or any of its Subsidiaries or any of the properties, assets, or rights of the Corporation or any of its Subsidiaries may be subject or (III) result in a breach of any injunction, judgment, decree or other order of any court or governmental agency to which the Corporation is a party or by which it is bound or (IV) requires the consent of the stockholders of the Corporation or any other Person (other than the Investor pursuant to Section 6.1 of the Stockholders Agreement) and (1) there is reasonably sufficient time to obtain such consent under applicable Law prior to the applicable failure, the Board of Directors, if required, timely authorized the Corporation to seek such consent, such consent is not obtained prior to the applicable failure and, if the consent required is of the stockholders of the Corporation, at the time the vote is taken or the written consent of stockholders is solicited with respect to such Cure Action, the Investor does not Beneficially Own, directly or indirectly, 45% or more of the voting power of each group of voting securities of the Corporation (including, each separate class or series of voting stock of the Corporation) the affirmative vote or written consent of which is required, by applicable Law or otherwise, to approve such Cure Action or the Investor votes all shares of voting securities of the Corporation Beneficially Owned by it entitled to vote with respect to such Cure Action to approve such Cure Action; or (2) there is not reasonably sufficient time to obtain such consent under applicable Law; provided, however, there shall be no Cross Default under clause (II) above in connection with any agreement, arrangement, commitment, plan or other instrument (excluding any agreement, arrangement, commitment, plan or other instrument relating to indebtedness that is material to the Corporation and its Subsidiaries, taken as a whole) or under clause (III) above unless such result (in the case of clause (II) above) or such breach (in the case of clause (III) above) would reasonably be expected to materially and adversely affect the business, assets, results of operations or financial condition of the Corporation and its Subsidiaries, taken as a whole.

B-6

“Designated Change of Control Redemption Date” has the meaning set forth in Section 8(a)(ii).

“Designated Milestone Redemption Date” means a business day on or after the Milestone Date that (i) in the case of a Holder Milestone Redemption Request pursuant to Section 7(b)(i) is not less than 30 days nor more than 90 days following the date of such Holder Milestone Redemption Request or (ii) in the case of a notice given to the Holders by the Corporation pursuant to Section 7(b)(ii) is not less than 30 days nor more than 90 days following the date of such notice.

“DGCL” has the meaning set forth in the preamble.

“Dividend Payment Record Date” has the meaning set forth in Section 4(a)(v).

“Dividend Rate” means, for any day, the Base Dividend Rate as increased by the Applicable Default Dividend Rate, if any, applicable on such day pursuant to Section 4(b).

“Dividend Reduction Event” has the meaning set forth in Section 4(d).

“Dividend Reduction Price” means $1.2748 per share of Common Stock (as adjusted for any stock dividends, splits, combinations and similar events).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Property” has the meaning set forth in Section 9(a)(i).

“Excluded Stock” means (i) shares of Common Stock issued by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case, which is subject to the provisions of Section 10(a)(i) or Section 10(a)(ii), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock, which will be subject to the provisions of Section 10(a)(iii) and Section 10(b)), (ii) shares of Common Stock (including shares of Common Stock issued upon exercise of Options) and Options for Common Stock issued to directors or employees of the Corporation pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors, (iii) shares of Common Stock issued in connection with acquisitions of assets or securities of another Person (other than issuances to Persons that were Affiliates of the Corporation at the time that the agreement with respect to such issuance was entered into) and (iv) shares of Common Stock issued upon conversion of the Series B Preferred Stock; provided, shares or Options set forth in clauses (i)-(iii) shall be “Excluded Stock” only if such shares or Options are issued in accordance with the terms of the Stockholders Agreement.

“Ex-Date” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price.

B-7

“Group” shall mean any “group” as such term is used in Section 13(d)(3) of the Exchange Act.

“Holder” means, at any time, the Person in whose name shares of Series B Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Holder Milestone Redemption Request” has the meaning set forth in Section 7(b)(i).

“Holder Milestone Redemption Right” has the meaning set forth in Section 7(a)(i).

“Implied Quarterly Dividend Amount” means, with respect to any share of Series B Preferred Stock, as of any date, the product of (a) the Base Amount of such share of Series B Preferred Stock on such date and (b) one-fourth of the Dividend Rate applicable on such date.

“Independent Directors” has the meaning set forth in the Stockholders Agreement.

“Independent Majority” has the meaning set forth in Section 10(a)(iii)(B).

“Initial Conversion Price” means (i) with respect to each share of Series B Preferred Stock issued on the Original Issuance Date, $1.2748 per share of Common Stock and (ii) with respect to each share of Series B Preferred Stock issued as payment of a Series B Preferred Dividend in accordance with Section 4, the Conversion Price in effect immediately prior to the issuance of such share.

“Investment Agreement” means the Investment Agreement, dated as of August 14, 2009, by and between Clayton, Dubilier & Rice Fund VIII, L.P. a Cayman exempted limited partnership and the Corporation, as the same may be amended from time to time.

“Investor” has the meaning set forth in the Stockholders Agreement.

“Investor Portfolio Company” has the meaning set forth in the Stockholders Agreement.

“Issuance Date” means with respect to a share of Series B Preferred Stock, the date of issuance of such share of Series B Preferred Stock.

“Junior Securities” has the meaning set forth in Section 2.

“Law” has the meaning set forth in the Stockholders Agreement

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“Liquidation Preference” means, with respect to each share of Series B Preferred Stock, $1,000.00 per share.

“Make Whole Change of Control Redemption Price” has the meaning set forth in Section 8(a)(i).

B-8

“Milestone Date” means the tenth anniversary of the Original Issuance Date.

“Milestone Redemption Date” means, with respect to each share of Series B Preferred Stock, the date on which the Corporation makes the payment in full in cash of the Milestone Redemption Price for such share to the Holder of such share.

“Milestone Redemption Price” has the meaning set forth in Section 7(a)(i).

“Milestone Redemption Requesting Holder” means each Holder making a Holder Milestone Redemption Request pursuant to Section 7(b)(i).

“Non-Qualified Business Combination” means a Business Combination that is not an Qualified Business Combination.

“Officer” means the Chief Executive Officer, Chief Operating Officer, President, Vice President-Finance, any Vice President, Secretary, Treasurer or Controller of the Corporation.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Original Issuance Date” means the date of closing pursuant to the Investment Agreement.

“Other Capital Stock” has the meaning set forth in Section 6(a)(i).

“Other Change of Control Redemption Price” has the meaning set forth in Section 8(a)(iii).

“Outstanding Corporation Voting Stock” means, as of any date, the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors.

“Participating Dividends” has the meaning set forth in Section 4(a)(i).

“Payment Period” means, with respect to a share of Series B Preferred Stock, the period beginning on the day after the preceding Series B Preferred Dividend Payment Date (or the Issuance Date if no Series B Preferred Dividend Payment Date has occurred since the issuance of such share) to and including the next Series B Preferred Dividend Payment Date.

“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Stock” has the meaning set forth in the preamble.

“Principal Market” means, with respect to any day on which the shares of Common Stock are listed or admitted to trading or quoted on any securities exchange or quotation facility (whether U.S. national or regional or non-U.S.), the principal such exchange or facility on which the shares of Common Stock are so listed or admitted or so quoted.

B-9

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate (other than Investor or any of its Affiliates) thereof pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while any shares of Series B Preferred Stock are outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase means the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Qualified Business Combination” means a Business Combination immediately following which (i) the individuals and entities that Beneficially Owned the Outstanding Corporation Voting Stock immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the voting power of the Outstanding Corporation Voting Stock, and (ii) no Person (excluding the Investor and its Affiliates) either (x) Beneficially Owns, directly or indirectly, more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity than the Investor and its Affiliates so Beneficially Own, and the Investor and its Affiliates shall Beneficially Own, directly or indirectly, more than 17.5% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity, or (y) Beneficially Owns, directly or indirectly, 25% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity.

“Redemption Agent” means a redemption agent that meets the criteria set forth in Section 13(g).

“Register” means the securities register maintained in respect of the Series B Preferred Stock by the Transfer Agent or the Corporation.

“Required Number of Shares” has the meaning set forth in Section 8(b)(iii).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Securities” has the meaning set forth in Section 2.

“Series B Preferred Dividends” has the meaning set forth in Section 4(a)(ii).

“Series B Preferred Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year (each, a “Quarterly Date”), commencing on the first Quarterly Date immediately following the Original Issuance Date; provided, that if any such Quarterly Date is not a Business Day then the “Series B Preferred Dividend Payment Date” shall be the next Business Day immediately following such Quarterly Date.

B-10

“Series B Preferred Stock” has the meaning set forth in Section 1.

“Specified Contract Terms” has the meaning set forth in Section 8(b)(iii).

“Stockholders Agreement” means the Stockholders Agreement, dated as of the Original Issuance Date, by and between Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P. and the Corporation, as the same may be amended from time to time.

“Successor Debt Agreement” has the meaning set forth in Section 8(c)(i)(C).

“Subsidiary” of any Person means those corporations, associations and other entities of which such Person owns or controls more than 50% of the outstanding equity securities either directly or through entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

“Trading Day” means a day on which the Principal Market is open for the transaction of business, or if the shares of Common Stock are not listed or admitted to trading and are not quoted on any securities exchange or quotation facility, a Business Day.

“Transfer Agent” means the Corporation, or as later changed pursuant to Section 12(a), acting as the Corporation’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Series B Preferred Stock, and its successors and assigns.

“Transfer Restrictions” means the restrictions on Transfer (as defined in the Stockholders Agreement) set forth in Sections 4.1 of the Stockholders Agreement.

“Treasury Rate” means, as of any Change of Control Redemption Date, the yield to maturity as of such Change of Control Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Change of Control Redemption to the Milestone Date; provided, however, that if the period from the Change of Control Redemption to the Milestone Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unaffiliated Shareholder Director” has the meaning set forth in the Stockholders Agreement.

B-11

“VWAP” per share of Common Stock on any date of determination means the volume-weighted average sale price per share of Common Stock on the Principal Market as displayed under the heading Bloomberg VWAP on Bloomberg page “NCS Equity VWAP” (or any appropriate successor page) in respect of the period from the open of trading until the close of trading on the Principal Market on such date of determination (or if such volume-weighted average price is unavailable or not provided for any reason, or there is no Principal Market for the Common Stock, the market price per share of Common Stock on that date determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation and approved by a majority of the outstanding shares of Series B Preferred Stock for this purpose).

In addition to the above definitions, unless the context requires otherwise:

(i)      any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii)       references to “$” or “dollars” means the lawful coin or currency the United States of America; and

(iii)       references to “Section” are references to Sections of this Certificate.

Section 4. Dividends.

(a) The Holders of the issued and outstanding shares of Series B Preferred Stock shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:

(i) Holders of shares of Series B Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all cash dividends paid on the shares of Common Stock as if immediately prior to each Common Stock Dividend Record Date (as defined below), all shares of Series B Preferred Stock then outstanding were converted into shares of Common Stock (assuming that all of the then issued and outstanding shares of Series B Preferred Stock could be converted into shares of Common Stock on the record date in respect of such dividend). Dividends or distributions payable pursuant to this Section 4(a)(i) (the “Participating Dividends”) shall be payable on the same date that such dividends or distributions are payable to holders of shares of Common Stock (a “Common Stock Dividend Payment Date”), and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(a)(i) are paid at the same time to the Holders of the Series B Preferred Stock. Other than in respect of dividends paid in cash on the shares of Common Stock as and to the extent provided for in this paragraph (i), Holders of shares of Series B Preferred Stock shall not be entitled to participate in dividends or distributions of any nature paid on or in respect of the Common Stock or to holders thereof.

B-12

(ii) In addition to any dividends pursuant to Section 4(a)(i), the Corporation shall pay, if, as and when declared by the Board of Directors, out of funds legally available therefor, on each Series B Preferred Dividend Payment Date dividends on each outstanding share of Series B Preferred Stock (the “Series B Preferred Dividends”) at a rate per annum equal to the Dividend Rate as further specified below. Series B Preferred Dividends on each share of Series B Preferred Stock shall accrue and accumulate on a daily basis from the Issuance Date of such share, whether or not declared and whether or not the Corporation has funds legally available for the payment of such dividends, shall compound quarterly on each Series B Preferred Dividend Payment Date and shall be payable quarterly in arrears, if, as and when so authorized and declared by the Board of Directors, on each Series B Preferred Dividend Payment Date, commencing on the first Series B Preferred Dividend Payment Date following the Issuance Date of such share. The amount of Series B Preferred Dividends accruing with respect to any share of Series B Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount with respect to such day by (y) the actual number of days in the Payment Period in which such day falls. The amount of Series B Preferred Dividends payable with respect to any share of Series B Preferred Stock for any Payment Period shall equal the sum of the Series B Preferred Dividends accrued in accordance with the prior sentence of this Section 4(a)(ii) with respect to such share during such Payment Period. Series B Preferred Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

(iii) Subject to and in accordance with the provisions of Section 4(a)(iv), the Series B Preferred Dividends may, at the option of the Corporation, be paid in cash or by issuing fully paid and nonassessable shares of Series B Preferred Stock. If the Corporation pays any Series B Preferred Dividend in shares of Series B Preferred Stock, the number of shares of Series B Preferred Stock to be paid in respect of such Series B Preferred Dividend will be equal to the number of shares (including fractional shares) that have an aggregate Liquidation Preference equal to the amount of such Series B Preferred Dividend.

(iv) Notwithstanding anything to the contrary in this Section 4(a) (including for the avoidance of doubt, the last sentence of Section 4(a)(v)), the Corporation shall not pay any Series B Preferred Dividends accumulating prior to the date following the first date on which there are no longer any outstanding Convertible Notes (as defined in the Investment Agreement) by issuing fully paid and nonassessable shares of Series B Preferred Stock, but must pay such Series B Preferred Dividends on any applicable Series B Preferred Dividend Payment Date, if at all, in cash.

(v) Each Participating Dividend or Series B Preferred Dividend shall be paid pro rata to the Holders entitled thereto. Each Participating Dividend or Series B Preferred Dividend shall be payable to the Holders of Series B Preferred Stock as they appear on the Register at the close of business on the record date designated by the Board of Directors for such dividends (each such date, a “Dividend Payment Record Date”), which (i) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”) and, (ii) with respect to Series B Preferred Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Series B Preferred Dividend Payment Date. Notwithstanding the forgoing, the Base Amount Accrued Dividends may be declared and paid in cash or in shares of Series B Preferred Stock at any time to Holders of record on the Dividend Payment Record Date therefor.

(b) Upon the occurrence of a Default, the Dividend Rate shall increase by the Applicable Default Dividend Rate from and including the date on which the Default shall occur and be continuing through but excluding the date on which all then occurring Defaults are no longer continuing. The Dividend Rate shall not be increased further pursuant to this Section 4(b) for a subsequent Default occurring while the Dividend Rate is already increased pursuant to this Section 4(b); provided, however, in the event that a Default of the type set forth in clause (iii) of the definition of “Default” occurs, or is continuing to occur, after June 30, 2011 and the Applicable Default Dividend Rate in effect as of such date is 3.00% per annum, the Dividend Rate shall increase by an additional 3.00% per annum and shall remain so increased until the date on which such Default set forth in clause (iii) is no longer continuing.

B-13

(c) At any time during which a Default shall be occurring, no dividends shall be declared or paid or set apart for payment, or other distributions declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except, subject to and in accordance with the provisions of Section 11 hereof and Article VI of the Stockholders Agreement, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith).

(d) From and after March 15, 2012 (the occurrence of such date, the “Dividend Reduction Event”), the Base Dividend Rate shall irrevocably become 0.00% for all days thereafter. For the avoidance of doubt, the Dividend Rate shall be subject to increase pursuant to Section 4(b) even if the Base Dividend Rate becomes 0.00% pursuant to this Section 4(d).

(e) Neither the Corporation nor any of its Subsidiaries shall (i) declare, pay or set aside for payment any dividends or distributions upon any Junior Securities (except, (x) subject to and in accordance with the provisions of Section 11 hereof and Article VI of the Stockholders Agreement, for any such dividends or distributions payable solely in Junior Securities or (y) for such ordinary cash dividends (as may be determined and declared by the Board of Directors from time to time) declared, paid or set aside for payment after the Dividend Reduction Event on shares of Common Stock in which the shares of Series B Preferred Stock participate pursuant to Section 4(a)(i)) or (ii) repurchase, redeem or otherwise acquire any Junior Securities for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such Junior Securities (except, subject to and in accordance with the provisions of Section 11 hereof and Article VI of the Stockholders Agreement, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith and any consideration consisting solely of Junior Securities), unless, in each case, the Corporation has access to sufficient lawful funds immediately following such action such that the Corporation would be legally permitted to redeem in full all shares of the Series B Preferred Stock then outstanding for an amount equal to the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such shares as of such date.

(f)

Section 5. Liquidation Rights.

(a) In the event of any Liquidation, each Holder shall be entitled to receive liquidating distributions out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities, including, without limitation, the Common Stock, for such Holder’s shares of Series B Preferred Stock in an amount equal to the greater of (i) the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends of such shares as of the date of the Liquidation and (ii) the amount such Holder would have received had such Holder, immediately prior to such Liquidation, converted such shares of Series B Preferred Stock into shares of Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein).

B-14

(b) In the event the assets of the Corporation available for distribution to stockholders upon a Liquidation, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock pursuant to Section 5(a), such assets, or the proceeds thereof, shall be distributed among the Holders ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation.

(c) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets or business of the Corporation (other than in connection with the liquidation, dissolution or winding up of its business) nor the merger or consolidation of the Corporation into or with any other Person shall by itself be deemed to be a Liquidation for purposes of this Section 5.

Section 6. Conversion.

(a) Conversion Right.

(i) Subject to and in accordance with the provisions of this Section 6, each Holder of shares of Series B Preferred Stock shall have the right (the “Conversion Right”), at any time and from time to time, at such Holder’s option, to convert all or any portion of such Holder’s shares of Series B Preferred Stock into fully paid and non-assessable shares of Common Stock or such other shares of capital stock of the Corporation identical in all material respects to the Common Stock (except that the Corporation shall be required to (1) pay a dividend or distribution on such capital stock whenever and to such an extent that a dividend or distribution is paid on the Common Stock and (2) pay a dividend or distribution on the Common Stock whenever and to such an extent that a dividend or distribution is paid on such capital stock) as shall have been approved or consented to, in addition to any vote required by law, by the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock (“Other Capital Stock,” and for purposes of this Section 6 (and otherwise throughout this Certificate where such inclusion is appropriate by the context) Common Stock and Other Capital Stock shall be collectively referred to as “Common Stock”); provided, that the Conversion Right shall be exercisable only to the extent that there is a sufficient number of authorized and unissued (or issued and included in treasury) and otherwise unreserved shares of Common Stock into which such shares of Series B Preferred Stock sought to be converted may convert. Upon a Holder’s election to exercise the Conversion Right, each share of Series B Preferred Stock for which the Conversion Right is exercised shall be converted into such number of shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends of such share as of the Conversion Date, divided by (B) the Conversion Price of such share in effect at the time of conversion.

B-15

(ii) No fractional shares of Common Stock shall be issued upon the conversion of any shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the sum of (A) the aggregate Liquidation Preference and (B) the aggregate Accrued Dividends as of the Conversion Date, on all shares of Series B Preferred Stock so surrendered. If the conversion of any share or shares of Series B Preferred Stock results in a fractional share of Common Stock issuable after application of the immediately preceding sentence, as applicable, the Corporation shall pay a cash amount in lieu of issuing such fractional share in an amount equal to such fractional interest multiplied by the Closing Price on the Trading Day immediately prior to the Conversion Date.

(iii) The Corporation will (to the extent and for so long as the shares of Series B Preferred Stock is convertible) at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting conversions of the Series B Preferred Stock into shares of Common Stock, a number of shares of Common Stock equal to 110% of the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock. The Corporation shall take all action permitted by law, including calling meetings of stockholders of the Corporation and soliciting proxies for any necessary vote of the stockholders of the Corporation, to amend the Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock (or to otherwise comply with the provisions of Section 6.2 of the Stockholders Agreement) if at any time there shall be insufficient authorized and unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that the Series B Preferred Stock and all Common Stock that may be issued upon conversion of Series B Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights or subscription rights of any other stockholder of the Corporation, other than the subscription rights provided in the Stockholders Agreement. The Corporation further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other securities exchange or quoted on an automated quotation system, the Corporation shall, if permitted by the rules of such national exchange or automated quotation system, at its sole expense, cause to be authorized for listing or quotation on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series B Preferred Stock, subject to official notice of issuance. The Corporation will use its best efforts to ensure that such Common Stock may be issued without violation of any applicable law or regulation or any requirement of such securities exchange or automated quotation system.

(b) Mechanics of Conversion.

(i) The Conversion Right of a Holder of Series B Preferred Stock shall be exercised by the Holder by the surrender to the Corporation of the certificates representing the shares of Series B Preferred Stock to be converted at any time during usual business hours at the Corporation’s principal place of business or the offices of the Transfer Agent, accompanied by written notice to the Corporation that the Holder elects to convert all or a portion of the shares of Series B Preferred Stock represented by such certificates (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Transfer Agent duly executed by the Holder or its legal representative.

B-16

(ii) As promptly as practicable after the surrender of the certificate or certificates for the Series B Preferred Stock pursuant to Section 6(b)(i), the receipt of the Conversion Notice, and the payment of required taxes or duties pursuant to Section 12(i), if applicable, and in no event later than three Trading Days thereafter, the Corporation shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which the Holder of the Series B Preferred Stock being converted, or the Holder’s transferee, shall be entitled, (B) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted and (C) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 6(a)(ii).

(iii) The conversion of any share of Series B Preferred Stock shall be deemed to have been made at the close of business on the date of the later to occur of giving the Conversion Notice and of surrendering the certificate representing the share of Series B Preferred Stock to be converted so that the rights of the Holder thereof as to the share of Series B Preferred Stock being converted shall cease and the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time (the “Conversion Date”); provided, however, if on the date of the later to occur of giving such Conversion Notice and of surrendering the certificate representing such share of Series B Preferred Stock to be converted there is a not a sufficient number of authorized and unissued (or issued and included in treasury) and otherwise unreserved shares of Common Stock to convert such share of Series B Preferred Stock into shares of Common Stock, the “Conversion Date” of such share of Series B Preferred Stock shall be the close of business on the date on which there is a sufficient number of authorized and unissued (or issued and included in treasury) and otherwise unreserved shares of Common Stock into which such share of Series B Preferred Stock sought to be converted may convert. Until the Conversion Date with respect to any share of Series B Preferred Stock, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including, without limitation, that such share (x) may be redeemed pursuant to Section 7 or Section 8 and, if not so redeemed, (y) shall (i) accrue and accumulate Series B Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (ii) entitle the Holder thereof to the voting rights provided in Section 11; provided, however, any such shares that are redeemed pursuant to Section 7 or Section 8 shall not be entitled to be converted.

(c) Corporation’s Obligations to Issue Common Stock. The Corporation’s obligations to issue and deliver shares of Common Stock upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such shares of Common Stock.

B-17

Section 7. Milestone Redemption.

(a) Milestone Redemption.

(i) Each Holder of shares of Series B Preferred Stock shall have the right (the “Holder Milestone Redemption Right”) to require, at any time on or after the Milestone Date, at such Holder’s option, that the Corporation redeem all, but not less than all, of such Holder’s shares of Series B Preferred Stock, out of funds legally available therefor, at a purchase price (the “Milestone Redemption Price”) for each share of Series B Preferred Stock equal to the sum of (A) the Liquidation Preference and (B) the Accrued Dividends of such share as of the applicable Milestone Redemption Date.

(ii) The Corporation shall have the right (the “Corporation Milestone Redemption Right”), at any time on or after the Milestone Date, at the Corporation’s option, to redeem all, but not less than all, of the then issued and outstanding shares of Series B Preferred Stock, out of funds legally available therefor, at the applicable Milestone Redemption Price for each issued and outstanding share of Series B Preferred Stock.

(b) Mechanics of Milestone Redemption.

(i) The Holder Milestone Redemption Right shall be exercised by a Holder of Series B Preferred Stock requesting in writing delivered to the Corporation that the Corporation redeem its shares of Series B Preferred Stock (a “Holder Milestone Redemption Request”). Each Holder Milestone Redemption Request must specify a Designated Milestone Redemption Date selected by the Milestone Redemption Requesting Holder for the redemption of its shares of Series B Preferred Stock, and the Corporation shall redeem, or shall cause to be redeemed, such shares of Series B Preferred Stock then issued and outstanding on such specified Designated Milestone Redemption Date. As promptly as practicable (but in no event more than 10 business days) following receipt of a Holder Milestone Redemption Request, the Corporation shall deliver, or shall cause to be delivered, a notice by first class mail, postage prepaid, addressed to each Milestone Redemption Requesting Holder as it appears in the Register as of the date of such notice, stating the following: (A) the expected aggregate Milestone Redemption Price of such Holder’s shares of Series B Preferred Stock as of the Designated Milestone Redemption Date (it being understood that the actual Milestone Redemption Price will be determined as of the actual Milestone Redemption Date), (B) the name of the Redemption Agent to whom, and the address of the place where, the Series B Preferred Stock is to be surrendered for payment of the applicable Milestone Redemption Price and a description of the procedure that such Holder must follow to have its shares of Series B Preferred Stock redeemed; and (C) that Series B Preferred Dividends on any share to be redeemed will cease to accrue on such share’s actual Milestone Redemption Date.

B-18

(ii) The Corporation shall (i) exercise the Corporation Milestone Redemption Right by delivering, or causing to be delivered, a notice of redemption by first class mail, postage prepaid, addressed to the Holders of the Series B Preferred Stock as they appear in the Register as of the date of such notice, stating the following: (A) the Designated Milestone Redemption Date selected by the Corporation for the redemption of all then issued and outstanding shares of Series B Preferred Stock; (B) the expected aggregate Milestone Redemption Price of such Holder’s shares of Series B Preferred Stock as of such Designated Milestone Redemption Date (it being understood that the actual Milestone Redemption Price will be determined as of the actual Milestone Redemption Date); (C) the name of the Redemption Agent to whom, and the address of the place where, the Series B Preferred Stock is to be surrendered for payment of the applicable Milestone Redemption Price and a description of the procedure that a Holder must follow to have its shares of Series B Preferred Stock redeemed; and (D) that Series B Preferred Dividends on any share to be redeemed will cease to accrue on such share’s actual Milestone Redemption Date and (ii) redeem, or shall cause to be redeemed, all then issued and outstanding shares of Series B Preferred Stock on the Designated Milestone Redemption Date specified in such notice.

(iii) On or prior to each Designated Milestone Redemption Date, the Corporation shall deposit with the applicable Redemption Agent in trust funds consisting of cash or cash equivalents sufficient to pay the aggregate Milestone Redemption Price for all shares of Series B Preferred Stock to be redeemed on such Designated Milestone Redemption Date; provided that if such payment is made on the Designated Milestone Redemption Date it must be received by the Redemption Agent by 10:00 a.m. New York City time, on such date. The deposit in trust with the Redemption Agent shall be irrevocable as of the applicable Designated Milestone Redemption Date, except that the Corporation shall be entitled to receive from the Redemption Agent (i) the Milestone Redemption Price with respect to shares of Series B Preferred Stock that are no longer to be redeemed, whether by conversion or otherwise, and (ii) the interest or other earnings, if any, earned on any such deposit. The Holders of the shares redeemed shall have no claim to such interest or other earnings, and any funds so deposited with the Redemption Agent and unclaimed by the Holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the applicable Designated Milestone Redemption Date, shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so returned to the Corporation shall look only to the Corporation for such payment, without interest. Notwithstanding the deposit of such funds with the Redemption Agent, the Corporation shall remain liable for the payment of the applicable Milestone Redemption Price to the extent such Milestone Redemption Price is not paid as provided herein. If on or prior to the applicable Designated Milestone Redemption Date, the Corporation shall have deposited in accordance with this Section 7(b)(iii) money in immediately available funds, designated for the redemption of the shares of Series B Preferred Stock to be redeemed on such Designated Milestone Redemption Date and sufficient to pay the aggregate Milestone Redemption Price as of such Designated Milestone Redemption Date for all such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed to be outstanding, and all powers, designations, preferences and other rights of the Holder thereof as a Holder of Series B Preferred Stock (except the right to receive from the Corporation the Maturity Redemption Price) shall cease and terminate with respect to such shares.

(iv) The Redemption Agent on behalf of the Corporation shall pay the applicable Milestone Redemption Price on the later to occur of (A) the applicable Designated Milestone Redemption Date and (B) the date on which surrender of the certificates representing the shares of Series B Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Corporation) occurs; provided that if such certificates are lost, stolen or destroyed, the Corporation may require such Holder to indemnify the Corporation, in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Milestone Redemption Price.

B-19

(v) If the funds of the Corporation legally available to redeem shares of Series B Preferred Stock on a Designated Milestone Redemption Date are insufficient to redeem the total number of such shares required to be so redeemed, the Corporation shall to the fullest extent permitted by applicable law (1) redeem, pro rata among the Holders of shares required to be so redeemed on such Designated Milestone Redemption Date, a number of shares of Series B Preferred Stock with an aggregate Maturity Redemption Price equal to the maximum amount legally available for the redemption of such shares; (2) subject to and in accordance with the provisions of Section 11 and Section 13(a), use its best efforts, and take any and all action necessary, to remove as soon as practicable any limitations or impediments to the Corporation’s ability to redeem the total number of shares of Series B Preferred Stock required to be so redeemed, including, without limitation, (x) taking all actions required or permitted under Delaware law, (y) seeking to liquidate assets and otherwise seeking to raise sufficient funds legally available for the redemption of the shares of Series B Preferred Stock required to be so redeemed and (z) seeking a merger or other sale of the Corporation that would provide for the redemption of the shares of Series B Preferred Stock required to be so redeemed and (3) redeem each and every share of Series B Preferred Stock not redeemed in accordance with clause (1) of this paragraph at the applicable Milestone Redemption Price as soon as practicable to the extent it is able to make such redemption out of assets legally available for the redemption of shares of Series B Preferred Stock; provided, however, that the failure to (A) deposit in accordance with Section 7(b)(iii) money in immediately available funds sufficient to pay the aggregate Milestone Redemption Price as of a Designated Milestone Redemption Date for all shares of Series B Preferred Stock required to be redeemed on such Designated Milestone Redemption Date or (B) redeem on a Designated Milestone Date shares of Series B Preferred Stock upon surrender of the certificates therefor in accordance with Section 7(b)(iv), shall constitute a Default. The inability of the Corporation to make a redemption payment for any reason shall not relieve the Corporation from its obligation to effect any required redemption when, as and if permitted by law. In the event the officers or directors of the Corporation do not take the actions required in this Section 7 because they reasonably believe, after consultation with outside legal counsel, that taking such action would violate their fiduciary duties, then no Holder of Series B Preferred Stock shall be entitled to, and none shall, make any claim against any such officers or directors in their individual capacities as a result of their failure or the Corporation’s failure to take such actions; provided, that nothing herein shall relieve the Corporation from its obligations owed to the Holders of the Series B Preferred Stock provided herein and nothing herein shall preclude any Holder of Series B Preferred Stock from making claims for monetary damages against the Corporation or seeking injunctions or other equitable remedies to cause the Corporation to fulfill its obligations hereunder.

B-20

(vi) From and after the Milestone Redemption Date with respect to any share of Series B Preferred Stock, such share of Series B Preferred Stock will no longer be deemed to be outstanding, and all powers, designations, preferences and other rights of the Holder thereof as a Holder of Series B Preferred Stock shall cease and terminate with respect to such share. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series B Preferred Stock is redeemed by the payment in cash in full of the applicable Milestone Redemption Price under Section 7(a)(i) or Section 7(a)(ii) for such share, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including, without limitation, that such share (x) may be converted pursuant to Section 6 and, if not so converted, (y) shall (i) accrue and accumulate Series B Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (ii) entitle the Holder thereof to the voting rights provided in Section 11; provided, that, any such shares that are converted pursuant to Section 6 shall not be entitled to receive any redemption payment.

Section 8. Change of Control Redemption at the Option of the Holder.

(a) Change of Control Redemption.

(i) In connection with a Change of Control described in Section 8(c)(i)(B), each Holder of Series B Preferred Stock shall have the right (exercisable at the Holder’s option) to require, by request in writing to the Corporation during the period starting 50 days prior to the consummation of such Change of Control and ending on the date that is 10 days prior to the consummation of such Change of Control (such date of consummation, the “Change of Control Date”), that the Corporation redeem (or that the acquiring or surviving Person in such Change of Control, if not the Corporation, redeem) (a “Change of Control Redemption”) all, but not less than all, of such Holder’s shares of Series B Preferred Stock, out of funds legally available therefor, at a purchase price (the “Make Whole Change of Control Redemption Price”) for any share of Series B Preferred Stock equal to (A) if the applicable Change of Control Redemption Date is prior to the fourth anniversary of the Original Issuance Date, the sum of (1) the Liquidation Preference plus the Accrued Dividends of such share as of the applicable Change of Control Redemption Date and (2) an amount equal to the net present value (computed using a discount rate equal to the Treasury Rate plus 50 basis points) of the sum of all Series B Preferred Stock Dividends that would otherwise be payable on such share of Series B Preferred Stock on and after the applicable Change of Control Redemption Date to and including the fourth anniversary of the Original Issuance Date, assuming the Corporation chose to pay such dividends in cash, or (B) if the applicable Change of Control Redemption Date is on or after the fourth anniversary of the Original Issuance Date, the sum of (1) the Liquidation Preference and (2) the Accrued Dividends of such share as of the applicable Change of Control Redemption Date. The Corporation shall effect such Change of Control Redemptions, or cause such Change of Control Redemptions to be effected, on the applicable Change of Control Dates.

(ii) In connection with a Change of Control described in Section 8(c)(i)(A), each Holder of Series B Preferred Stock shall have the right (exercisable at the Holder’s option) to require, by request in writing to the Corporation during the period starting on the date on which the consummation of such Change of Control is publicly disclosed and ending on the date that is designated by the Corporation (the “Designated Change of Control Redemption Date”) that is not less than 30 nor more than 45 days after the date of the Change of Control Notice in connection with such Change of Control, that the Corporation redeem each such Holder’s shares of Series B Preferred Stock, out of funds legally available therefor, at the applicable Make Whole Change of Control Redemption Price, whereupon the Corporation shall effect such Change of Control Redemptions, or cause such Change of Control Redemptions to be effected, on the applicable Designated Change of Control Redemption Dates.

B-21

(iii) In connection with a Change of Control described in Section 8(c)(i)(C), each Holder of Series B Preferred Stock shall have the right (exercisable at the Holder’s option) to require, by request in writing to the Corporation during the period starting on the date on which the consummation of such Change of Control is publicly disclosed and ending on the applicable Designated Change of Control Redemption Date that is not less than 30 nor more than 45 days after the date of the Change of Control Notice in connection with such Change of Control, that the Corporation redeem each such Holder’s shares of Series B Preferred Stock, out of funds legally available therefor, at a purchase price (the “Other Change of Control Redemption Price” ) for any share of Series B Preferred Stock equal to 101% of the sum of (1) the Liquidation Preference and (2) the Accrued Dividends of such share as of the applicable Change of Control Redemption Date. The Corporation shall effect such Change of Control Redemptions, or cause such Change of Control Redemptions to be effected, on the applicable Designated Change of Control Redemption Dates.

(b) Mechanics of Change of Control Redemption.

(i) The Corporation shall deliver, or shall cause to be delivered, written notice of a Change of Control (a “Change of Control Notice”), by first class mail, postage prepaid, as promptly as practicable (but, (x) with respect to a Change of Control described in Section 8(c)(i)(B), in no event later than 60 days prior to such Change of Control and (y) with respect to a Change of Control described in Section 8(c)(i)(A) or Section 8(c)(i)(C), in no event later than 5 days following the public disclosure of the consummation of such Change of Control), addressed to the Holders of the Series B Preferred Stock as they appear in the Register as of the date of such Change of Control Notice. Each Change of Control Notice must state: (A) a reasonably detailed summary of the circumstances constituting the applicable Change of Control and the redemption right at the option of the Holders arising as a result thereof; (B) the applicable Change of Control Redemption Price; (C) with respect to (x) a Change of Control described in Section 8(c)(i)(B), the applicable Change of Control Date or (y) a Change of Control described in Section 8(c)(i)(A) or Section 8(c)(i)(C), the applicable Designated Change of Control Redemption Date; (D) that the Holder must exercise the redemption right on or prior to the applicable Change of Control Date or the applicable Designated Change of Control Redemption Date, as the case may be; (E) the name of the Redemption Agent to whom, and the address of the place where, the Series B Preferred Stock are to be surrendered for payment of the applicable Change of Control Redemption Price and a description of the procedure that a Holder must follow to exercise its redemption right and (F) if such Change of Control is an Applicable Non-Qualified Business Combination, (1) that the Change of Control is an Applicable Non-Qualified Business Combination, (2) the effect on a Holder’s shares of Series B Preferred Stock in the event such Holder decides not to exercise its right to require the Corporation to redeem its shares of Series B Preferred Stock pursuant to this Section 8 and (3) the information set forth in clauses (C) and (D) of the final sentence of Section 9(a)(ii).

B-22

(ii) On or prior to each Change of Control Date and each Designated Change of Control Redemption Date, the Corporation shall, subject to Section 8(b)(iii), deposit with the Redemption Agent in trust funds consisting of cash or cash equivalents sufficient to pay the aggregate Change of Control Redemption Price for all shares of Series B Preferred Stock to be redeemed on such Change of Control Date or such Designated Change of Control Redemption Date, as the case may be; provided that if such payment is made on the Change of Control Date or the Designated Change of Control Redemption Date, as applicable, it must be received by the Redemption Agent by 10:00 a.m. New York City time, on such date. The deposit in trust with the Redemption Agent shall be irrevocable as of the applicable Change of Control Date or the applicable Designated Change of Control Redemption Date, as the case may be, except that the Corporation shall be entitled to receive from the Redemption Agent (i) the Change of Control Redemption Price with respect to shares of Series B Preferred Stock that are no longer to be redeemed, whether by conversion or otherwise; and (ii) the interest or other earnings, if any, earned on any such deposit. The Holders of the shares redeemed shall have no claim to such interest or other earnings, and any funds so deposited with the Redemption Agent and unclaimed by the Holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the applicable Change of Control Date or the applicable Designated Change of Control Redemption Date, as the case may be, shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so returned to the Corporation shall look only to the Corporation for such payment, without interest. Notwithstanding the deposit of such funds, the Corporation shall remain liable for the payment of the applicable Change of Control Redemption Price to the extent such Change of Control Redemption Price is not paid as provided herein.

(iii) If the Corporation (A) shall not have sufficient funds legally available under the DGCL for the redemption of all shares of Series B Preferred Stock that Holders of Series B Preferred Stock have requested be redeemed under Section 8(a)(i), Section 8(a)(ii) or Section 8(a)(iii) (the “Required Number of Shares”) or (B) will be in violation of Specified Contract Terms (as defined below), to the extent still in effect and applicable at such time, if it redeems the Required Number of Shares, the Corporation shall: (1) redeem, pro rata among the Holders of shares of Series B Preferred Stock that have requested their shares be redeemed, a number of shares of Series B Preferred Stock with an aggregate Change of Control Redemption Price equal to the lesser of (y) the amount legally available for the redemption of shares of Series B Preferred Stock and (z) the largest amount that can be used for such redemption not prohibited by Specified Contract Terms; (2) subject to and in accordance with the provisions of Section 11 and Section 13(a), use its best efforts to eliminate any limitation or other impediment on the Corporation’s ability to redeem the Required Number of Shares as soon as practicable (including, without limitation, seeking to refinance all indebtedness under the contracts containing the Specified Contract Terms, seeking to liquidate assets and otherwise seeking to raise sufficient funds legally available for the redemption of the Required Number of Shares without violation of Specified Contract Terms, and seeking a merger or other sale of the Corporation that would provide for the redemption of the Required Number of Shares); and (3) redeem each and every share of Series B Preferred Stock not redeemed because of the limitations described in clause (A) or clause (B) of this paragraph at the applicable Change of Control Redemption Price as soon as practicable to the extent it is able to make such redemption out of assets legally available for the redemption of shares of Series B Preferred Stock and without violation of Specified Contract Terms; provided, however, that the failure to redeem on the applicable Change of Control Date all shares of Series B Preferred Stock that Holders have requested be redeemed under Section 8(a)(i), or the failure to redeem on the applicable Designated Change of Control Redemption Date all shares of Series B Preferred Stock that Holders have requested be redeemed under Section 8(a)(ii) or Section 8(a)(iii), shall constitute a Default. The inability of the Corporation to make a redemption payment for any reason shall not relieve the Corporation from its obligation to effect any required redemption when, as and if permitted by law and Specified Contract Terms. As used in this paragraph, “Specified Contract Terms” means the covenants of the Corporation contained in (x) the Amended Credit Agreement (as defined in the Investment Agreement) and the other Credit Documents (as defined in the Amended Credit Agreement), (y) the ABL Documentation (as defined in the Investment Agreement) and (z) the Indenture (as defined in the Investment Agreement), in each case under clauses (x), (y)  and (z)  as the same shall be in effect following the Closing (as defined in the Investment Agreement) and not including any subsequent amendment, restatement, refinancing, replacement or other modification thereof or any successor contract thereto and only for so long as such covenants shall be in effect. In the event the officers or directors of the Corporation do not take the actions required in this Section 8 because they reasonably believe, after consultation with outside legal counsel, that taking such action would violate their fiduciary duties, then no Holder of Series B Preferred Stock shall be entitled to, and none shall, make any claim against any such officers or directors in their individual capacities as a result of their failure or the Corporation’s failure to take such actions; provided, that nothing herein shall relieve the Corporation from its obligations owed to the Holders of the Series B Preferred Stock provided herein and nothing herein shall preclude any Holder of Series B Preferred Stock from making claims for monetary damages against the Corporation or seeking injunctions or other equitable remedies to cause the Corporation to fulfill its obligations hereunder.

B-23

(iv) From and after the Change of Control Redemption Date with respect to any share of Series B Preferred Stock, such share of Series B Preferred Stock will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the Holder thereof as a Holder of Series B Preferred Stock shall cease and terminate with respect to such share. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a share of Series B Preferred Stock is redeemed by the payment in cash in full of the applicable Change of Control Redemption Price under Section 8(a)(i), Section 8(a)(ii) or Section 8(a)(iii) for such share, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including, without limitation, that such share (x) may be converted pursuant to Section 6 and, if not so converted, (y) shall (i) accrue and accumulate Series B Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (ii) entitle the Holder thereof to the voting rights provided in Section 11; provided, that, any such shares that are converted pursuant to Section 6 shall not be entitled to receive any redemption payment.

(c) Certain Definitions.

(i) As used herein, “Change of Control” means the occurrence of any of the following events:

(A) so long as at the time immediately prior to the consummation of such acquisition and, if such acquisition (or any transaction or series of transactions leading to such acquisition) is approved, or recommended to the stockholders of the Corporation, by the Board of Directors, at the time such acquisition is approved or recommended by the Board of Directors, (x) the Investor does not Beneficially Own, directly or indirectly, 45% or more of the combined voting power of the Outstanding Corporation Voting Stock and (y) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, any Person (other than any Investor or any of its Affiliates) acquires Beneficial Ownership, directly or indirectly, of 50% or more of the combined voting power of the Outstanding Corporation Voting Stock;

B-24

(B) so long as at the time such Business Combination is approved, or recommended to the stockholders of the Corporation, by the Board of Directors (if so approved or recommended) and at the time immediately prior to the consummation of such Business Combination (x) the Investor does not Beneficially Own, directly or indirectly, 45% or more of the combined voting power of the Outstanding Corporation Voting Stock and (y) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, the consummation of a Non-Qualified Business Combination; or

(C) so long as at the time such “change of control” is approved, or recommended to the stockholders of the Corporation, by the Board of Directors (if so approved or recommended) and at the time immediately prior to the consummation of such “change of control” (x) the Investor does not Beneficially Own, directly or indirectly, 45% or more of the combined voting power of the Outstanding Corporation Voting Stock and (y) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, any event that would not otherwise constitute a Change of Control pursuant to Section 8(c)(i)(A) or Section 8(c)(i)(B) but would constitute a “change of control” for purposes of (i) prior to any amendment, restatement, refinancing, replacement or other modification, or the termination or expiration thereof, (1) the Amended Credit Agreement (as defined in the Investment Agreement) and the Other Credit Documents (as defined in the Investment Agreement) or (2) the ABL Documentation (as defined in the Investment Agreement) (the “Closing Debt Agreements”) or (ii) any subsequent amendment, restatement, refinancing, replacement or other modification of any Closing Debt Agreement or any successor contract to any Closing Debt Agreement (each a “Successor Debt Agreement”) assuming that the events constituting a “change of control” under any Successor Debt Agreement are the same as were in effect in the applicable Closing Debt Agreement as of the date of Closing (as defined in the Investment Agreement).

(ii) The terms “Beneficially Own” and “Beneficial Ownership” are used herein as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Original Issuance Date, but without taking into account any contractual restrictions or limitations on voting or other rights; provided, that the Investor and its Affiliates shall not be deemed to “Beneficially Own,” or have “Beneficial Ownership” of, any securities of the Corporation held or owned by an Investor Portfolio Company.

B-25

Section 9. Certain Business Combinations.

(a) Automatic Conversion Following Certain Business Combinations.

(i) Without limiting the provisions of (or the Holders’ rights under) Section 8, if a Non-Qualified Business Combination is consummated pursuant to which the Common Stock will be converted into the right to receive cash, securities or other property of a Person other than the Corporation (an “Applicable Non-Qualified Business Combination”), then (x) upon the consummation of an Applicable Non-Qualified Business Combination that is not a Change of Control described in Section 8(c)(i)(B), the shares of the Holders of Series B Preferred Stock shall or (y) upon the consummation of an Applicable Non-Qualified Business Combination that is a Change of Control described in Section 8(c)(i)(B), the shares of Series B Preferred Stock held by each Holder that has not exercised its right to a Change of Control Redemption pursuant to Section 8(a) shall, without the consent of such Holder, automatically convert into the right to receive the kind and amount of cash, securities or other property, if any (the “Exchange Property”), receivable in such Applicable Non-Qualified Business Combination by a holder of Common Stock (that was not the counterparty to the Applicable Non-Qualified Business Combination or an affiliate of such counterparty) holding that number of shares of Common Stock into which such Holder’s shares of Series B Preferred Stock would have been convertible (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein) immediately prior to the consummation of such Applicable Non-Qualified Business Combination. In the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in an Applicable Non-Qualified Business Combination, each Holder shall have the same opportunity to elect the form of consideration that each Holder is entitled to receive.

(ii) The Corporation (or any successor) shall, as promptly as practicable, but in no event later than 5 business days following the consummation of an Applicable Non-Qualified Business Combination, deliver written notice of the occurrence of such Applicable Non-Qualified Business Combination, by first class mail, postage prepaid, addressed to the Holders as they appear in the records of the Corporation as of the date of such notice; provided, however, the Change of Control Notice delivered pursuant to and in accordance with Section 8(b)(i) prior to an Applicable Non-Qualified Business Combination that is a Change of Control described in Section 8(c)(i)(B) shall satisfy the Corporation’s obligation to deliver notice pursuant to this Section 9(a)(ii). Each notice must state: (A) a reasonably detailed summary of the circumstances constituting the Applicable Non-Qualified Business Combination and the automatic conversion of the Holders’ shares of Series B Preferred Stock arising as a result thereof; (B) the date of consummation of the Applicable Non-Qualified Business Combination; (C) the kind and amount of the cash, securities or other property that constitutes the Exchange Property and of the right, if applicable, to elect the form of consideration to be received; and (D) the name of the paying agent or exchange agent, if any, to whom, and the address of the place where, the Series B Preferred Stock are to be surrendered for payment of the Exchange Property and a description of the procedure that a Holder must follow to exchange its shares of Series B Preferred Stock and, if applicable, to elect the form of consideration to be received.

B-26

(b) Mechanics of Automatic Conversion.

(i) Each applicable Holder of Series B Preferred Stock shall surrender to the Corporation (or any successor) the certificates representing its shares of Series B Preferred Stock to the Transfer Agent at the address stated in the notice provided pursuant to Section 9(a)(ii) or Section 8(b)(i), as the case may be, accompanied by written notice of such Holder’s election of the form of consideration to be received, if applicable, and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of securities that constitute part of the Exchange Property, if any, are to be issued and (if so required by the Corporation (or any successor) or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation (or any successor) or the Transfer Agent duly executed by the Holder or its legal representative.

(ii) The Transfer Agent on behalf of the Corporation (or any successor) shall pay the applicable Exchange Property as promptly as practicable upon surrender of the certificates representing the shares of Series B Preferred Stock to be exchanged; provided that if such certificates are lost, stolen or destroyed, the Corporation (or any successor) may require the Holder to indemnify the Corporation (or any successor), in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Exchange Property.

(iii) From and after the Automatic Conversion Date, (A) shares of Series B Preferred Stock to be exchanged for Exchange Property will no longer be deemed to be outstanding, and all powers, designations, preferences and other rights of the Holder thereof as a Holder of Series B Preferred Stock (except the right to receive from the Corporation (or any successor) the Exchange Property) shall cease and terminate with respect to such shares and (B) the Person entitled to receive shares of securities that constitute part of the Exchange Property, if any, shall be treated for all purposes as having become the record holder of those shares at that time.

Section 10. Adjustments to Conversion Price.

(a) Adjustments to Conversion Price. Except as provided in Section 10(e), the Conversion Price shall be subject to the following adjustments, so long as, in the case of clauses (iii) – (v) of this Section 10(a), at the time the relevant event referred to in such clause is approved, or recommended to the stockholders of the Corporation, by the Board of Directors either (x) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation or (y) if the aggregate number of votes that the Investor Directors are entitled to cast do constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, (1) so long as at least one Unaffiliated Shareholder Director was part of the quorum granting such approval or recommendation, either (A) a majority of the Unaffiliated Shareholder Directors voting with respect to such approval or recommendation voted in favor of such approval or recommendation or (B) each Unaffiliated Shareholder Director that was a part of the quorum granting such approval or recommendation abstained from voting with respect thereto or (2) a majority of the Independent Directors did not in good faith oppose such approval or recommendation on the merits (without regard to the impact of such approval or recommendation, or the withholding thereof, on the Investor):

B-27

(i) Stock Dividends and Distributions. If the Corporation declares a dividend or makes a distribution on the Common Stock payable in shares of Common Stock, then the Conversion Price in effect at the opening of business on the Ex-Date for such dividend or distribution shall be adjusted to the price determined by multiplying the Conversion Price at the opening of business on such Ex-Date by the following fraction:

OS0
OS1

Where,

OS0 =  the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution.

OS1 =  the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

If any dividend or distribution described in this Section 10(a)(i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date and time the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

B-28

If any subdivision, split or combination described in this Section 10(a)(ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Common Stock, Convertible Securities and Options. Subject to Section 10(b), if the Corporation issues or sells any Common Stock, Convertible Securities or Options other than Excluded Stock without consideration or for consideration per share less than the Applicable Current Market Price, then the Conversion Price in effect immediately prior to such issuance or sale shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the following fraction:

OS0 + (X/ ACMP)
OS0 + Y

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the date of such issuance or sale.

ACMP = the Applicable Current Market Price.

X = the aggregate consideration received by the Corporation for the number of shares of Common Stock so issued or sold.

Y = the number of shares of Common Stock so issued or sold.

For the purposes of any adjustment of the Conversion Price pursuant to this Section 10(a)(iii), the following provisions shall be applicable:

(A) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the gross amount of the cash proceeds received by the Corporation for such Common Stock without any deduction of brokerage, transaction, acquisition, advisory, due diligence, origination or similar fees, including underwriting discounts fees or commissions allowed, paid or incurred by the Corporation in connection with the issuance and sale thereof.

(B) In the case of the issuance of Common Stock (other than upon the conversion of Convertible Securities) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of a majority of the Independent Directors (“Independent Majority”) and consented to by the Holder of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld)), provided that such fair value, together with any cash or other consideration received in respect of the Common Stock, shall not for the purposes hereof in any event exceed the aggregate Applicable Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

B-29

(C) In the case of the issuance of (x) Options for Common Stock (whether or not at the time exercisable) or (y) Convertible Securities (whether or not at the time so convertible or exchangeable) or Options for Convertible Securities (whether or not at the time exercisable):

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of Options for Common Stock shall be deemed to have been issued at the time such Options are issued and for a consideration equal to the consideration (determined in the manner provided in Section 10(a)(iii)(A) and Section 10(a)(iii)(B)), if any, received by the Corporation upon the issuance of such Options plus the minimum purchase price provided in such Options for the Common Stock covered thereby;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for Convertible Securities, or upon the exercise of Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities issued upon the exercise thereof, shall be deemed to have been issued at the time such Convertible Securities were issued or such Options for Convertible Securities were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities or Options for Convertible Securities (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 10(a)(iii)(A) and Section 10(a)(iii)(B)), if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities, or upon the exercise of such Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities issued upon the exercise thereof;

(3) on any change in the number of shares of Common Stock deliverable upon exercise of any such Options or conversion or exchange of such Convertible Securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Options not exercised prior to such change, or of such Convertible Securities not converted or exchanged prior to such change, upon the basis of such change; and

(4) if the Conversion Price shall have been adjusted upon the issuance of any such Options or Convertible Securities, no further adjustment of such Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

(D) For the avoidance of doubt, the number of shares of Common Stock outstanding immediately prior to the date of any issuance or sale of Common Stock, Convertible Securities or Options shall include only the number of shares of Common Stock actually outstanding as of such time and shall not include any shares of Common Stock deliverable upon (i) conversion of or in exchange for Convertible Securities, (ii) exercise of Options for Common Stock or (iii) exercise of Options for Convertible Securities and the subsequent conversion or exchange of the Convertible Securities issued upon the exercise thereof.

B-30

(iv) Other Distributions. If the Corporation distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding (a) any cash dividends to the extent a corresponding cash dividend is paid on the Series B Preferred Stock pursuant to Section 4(a)(i), (b) dividends or distributions referred to in Section 10(a)(i), (c) Convertible Securities or Options referred to in Section 10(a)(iii) or (d) any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary of the Corporation or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 – FMV
SP0

Where,

SP0 = the Current Average Market Price per share of Common Stock on the date immediately prior to the Ex-Date for such distribution.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on the Ex-Date for such distribution, in the case of a non-cash distribution or with respect to the non-cash portion of a distribution, if any, as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of an Independent Majority and consented to by the Holder of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld)), provided that such value shall not for the purposes hereof in any event be equal to or greater than the Current Average Market Price per share of Common Stock on such date.

In a “spin-off,” where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a Subsidiary of the Corporation or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0
MP0 + MPs

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

B-31

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of an Independent Majority and consented to by the Holder of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld)).

In the event that such distribution described in this Section 10(a)(iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Certain Repurchases of Common Stock. If the Corporation effects a Pro Rata Repurchase of Common Stock which involves the payment by the Corporation of consideration per share of Common Stock that exceeds the Current Average Market Price per share of Common Stock on the Trading Day next succeeding the Effective Date of such Pro Rata Repurchase (provided that if part or all of the consideration is not cash, the fair market value of the non-cash consideration shall be determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of an Independent Majority and consented to by the Holders of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld))), then the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase shall be adjusted (such adjustment to become effective immediately prior to the opening of business on the day following the Effective Date of such Pro Rata Repurchase) by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

SP0 = the Current Average Market Price on the Trading Day immediately preceding the first public announcement of the intent to effect such Pro Rata Repurchase.

OS0 = the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered and not withdrawn or exchanged shares.

OS1= the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered or exchanged and not withdrawn, minus the number of shares purchased in such Pro Rata Repurchase (which shares shall equal the Purchased Shares (as defined below) if such Pro Rata Repurchase is effected pursuant to a tender offer or exchange offer).

B-32

AC = the aggregate cash and fair market value of the other consideration payable in such Pro Rata Repurchase, in the case of non-cash consideration, as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board of Directors by action of an Independent Majority and consented to by the Holders of a majority of the outstanding shares of Series B Preferred Stock (if there is one such Person or Group (such consent not to be unreasonably withheld)), based, in the case of a tender offer or exchange offer, on the number of shares actually accepted for purchase (the “Purchased Shares”).

In the event that the Corporation, or one of its Affiliates, is obligated to purchase shares of Common Stock pursuant to any such Pro Rata Repurchase, but the Corporation, or such Affiliate, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such Pro Rata Repurchase had not been made.

(vi) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series B Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had issued the rights to all holders of the Common Stock in an issuance triggering an adjustment pursuant to Section 10(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Adjustments Upon Certain Issuances of Common Stock, Convertible Securities and Options. Except as provided in Section 10(e), if during the three year period immediately following the Original Issuance Date the Corporation issues or sells any Common Stock, Convertible Securities or Options other than Excluded Stock without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale at a time when such Conversion Price is greater than the Applicable Current Market Price, so long as at the time that such issuance or sale is approved, or recommended to stockholders of the Corporation, by the Board of Directors either (x) the aggregate number of votes that the Investor Directors are entitled to cast do not constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors and the aggregate number of votes that are cast by Investor Directors do not constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation or (y) if the aggregate number of votes that the Investor Directors are entitled to cast do constitute a majority of the total number of votes that can be cast by all of the members of the Board of Directors or the aggregate number of votes that are cast by Investor Directors do constitute a majority of the total number of votes that could be cast by the directors constituting the quorum granting such approval or recommendation, (1) a majority of the Unaffiliated Shareholder Directors voted in favor of such approval or recommendation or (2) a majority of the Independent Directors did not in good faith oppose such approval or recommendation on the merits (without regard to the impact of such approval or recommendation, or the withholding thereof, on the Investor) and the Unaffiliated Shareholder Directors shall have received a certificate of a majority of the CD&R Directors and the Other Investor Directors (as defined in the Stockholders Agreement) certifying that, in the good faith judgment of such majority of the CD&R Directors and Other Investor Directors, such issuance or sale is in the best interests of the Corporation, then in lieu of any adjustment pursuant to Section 10(a)(iii), the Conversion Price in effect immediately prior to such issuance or sale shall be adjusted to the price determined by multiplying such Conversion Price by the following fraction:

B-33

OS 0 + (X/ P 0)
OS 0 + Y

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the date of such issuance or sale.

P0 = the Conversion Price in effect immediately prior to such issuance or sale.

X = the aggregate consideration received by the Corporation for the number of shares of Common Stock so issued or sold.

Y = the number of shares of Common Stock so issued or sold.

For the purposes of any adjustment of the Conversion Price pursuant to this Section 10(b), the provisions set forth in Section 10(a)(iii)(A), Section 10(a)(iii)(B), Section 10(a)(iii)(C) and Section 10(a)(iii)(D) shall apply.

(c) Other Adjustments.

(i) The Corporation may make decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors by action of an Independent Majority deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of Options for Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(ii) If the Corporation takes any action affecting the Common Stock, other than an action described in Section 10(a) or Section 10(b), which upon a determination by the Board of Directors by action of an Independent Majority, such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL, would materially adversely affect the conversion rights of the Holders of shares of Series B Preferred Stock, the Conversion Price shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors by action of an Independent Majority determines in good faith to be equitable in the circumstances.

(d) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 10(a), Section 10(b), Section 10(c) or Section 10(e) shall occur.

B-34

(e) Rounding of Calculations; Minimum Adjustments. All adjustments to the Conversion Price shall be calculated to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this Section 10(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(f) Statement Regarding Adjustments; Notices. Whenever the Conversion Price is to be adjusted in accordance with one or more of Section 10(a), Section 10(b) or Section 10(c), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a), Section 10(b) or Section 10(c), taking into account the one cent threshold set forth in Section 10(e); (ii) (x) in the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in one or more of Section 10(a) or Section 10(b) (but only if the action of the type described in one or more of Section 10(a) or Section 10(b) would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series B Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least ten days prior to such record date, give notice to each Holder by mail, first class postage prepaid, at the address appearing in the Corporation’s records, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion or redemption of the Series B Preferred Stock or (y) in the event that the Corporation does not give notice or make a public announcement as set forth in subclause (x) of this clause (ii), the Corporation shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more of Section 10(a), Section 10(b) or Section 10(c), taking into account the one cent threshold set forth in Section 10(e)  (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (x) of this clause (ii); and (iii) whenever the Conversion Price shall be adjusted pursuant to one or more of Section 10(a), Section 10(b) or Section 10(c), the Corporation shall, as soon as practicable following the determination of the revised Conversion Price, (x) file at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (y) cause a copy of such statement to be sent in the manner set forth in subclause (x) of clause (ii) to each Holder.

(g) Certain Adjustment Rules. If an adjustment in the Conversion Price made hereunder would reduce the Conversion Price to an amount below par value of the Common Stock, then such adjustment in Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Common Stock. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 10, the Corporation shall use its best efforts to take any and all actions which may be necessary, including, without limitation, obtaining regulatory, New York Stock Exchange (or such exchange or automated quotation system on which the Common Stock is then listed) or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

B-35

Section 11. Voting Rights.

(a) General. The Holders of shares of Series B Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Corporation, except as otherwise provided herein or as required by applicable law, voting together with the holders of Common Stock as a single class. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Series B Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted (assuming that all of the then issued and outstanding shares of Series B Preferred Stock could be converted into shares of Common Stock on the record date in respect of such vote) as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited. The Holders of shares of Series B Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and the By-laws as if they were holders of record of Common Stock for such meeting.

(b) Class Voting Rights. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote required by applicable law, the Corporation may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent of the Holders representing at least a majority of the then issued and outstanding shares of Series B Preferred Stock, voting together as a separate class:

(i) any amendment, alteration, repeal or other modification of any provision of the Certificate of Incorporation, this Certificate or the By-laws that would alter or change the terms or the powers, preferences, rights or privileges of the Series B Preferred Stock so as to affect them adversely;

(ii) any authorization, creation, increase in the authorized amount of, or issuance of any class or series of Senior Securities or any security convertible into, or exchangeable or exercisable for, shares of Senior Securities; and

(iii) any increase or decrease in the authorized number of shares of Series B Preferred Stock (except for the cancellation and retirement of shares set forth in Section 13(b) or as necessary for the payment of Series B Preferred Dividends in kind in accordance with Section 4(a)) or the issuance of additional shares of Series B Preferred Stock (except for shares of Series B Preferred Stock issuable as payment of a Series B Preferred Dividend in accordance with Section 4).

B-36

(c) In addition to any other vote required by applicable law, during any period (x) beginning (A) on a Designated Milestone Redemption Date if the Corporation shall have failed to deposit on or prior to such Designated Milestone Redemption Date money in immediately available funds sufficient to pay the aggregate Milestone Redemption Price as of such Designated Milestone Redemption Date for all shares of Series B Preferred Stock to be redeemed on such Designated Milestone Redemption Date or (B) at any time on or after a Designated Milestone Redemption Date that the Corporation shall have failed to pay the applicable full Milestone Redemption Price for any share of Series B Preferred Stock to be redeemed on such Designated Milestone Redemption Date and ending at such time when the applicable full Milestone Redemption Price for all shares of Series B Preferred Stock to be so redeemed shall have been paid to the Holders in cash (in each case, as set forth in Section 7 without giving effect to any qualifications or limitations as to “legal availability” included therein and without regard to Section 7(b)(v)) or (y) beginning at any time that the Corporation shall have failed to pay the applicable full Change of Control Redemption Price for any share of Series B Preferred Stock that a Holder of shares of Series B Preferred Stock has requested be redeemed and ending at such time when the full applicable Change of Control Redemption Price for all shares of Series B Preferred Stock so requested to be redeemed shall have been paid to the Holders in cash (in each case, as set forth in Section 8 without giving effect to any qualifications or limitations as to “legal availability” included therein and without regard to Section 8(b)(iii)), the Corporation shall not without the written consent, or affirmative vote at a meeting called for such purpose, by Holders representing at least a majority of the then issued and outstanding shares of Series B Preferred Stock, voting together as a separate class:

(i) take any of, commit, resolve or agree to take any of, or authorize or otherwise facilitate any of the actions set forth in Sections 6.1(a)(i)-(x) of the Stockholders Agreement (in each case, without giving effect to the qualification or limitation as to the “Investor Voting Interest” contained in Section 6.1(a) of the Stockholders Agreement);

(ii) take any action that would result in an adjustment to the Conversion Price pursuant to Section 10;

(iii) enter into any agreement or understanding, or commit, resolve or agree to enter into any agreement or understanding with respect to a Business Combination;

(iv) hire, terminate or change the compensation of any executive officer except for ordinary raises consistent with past practices (provided that, (A) the holders of the Series B Preferred Stock shall not unreasonably withhold or delay approval of any such hiring or termination, (B) if the holders of Series B Preferred Stock shall not approve the hiring of any such executive officer the Corporation may appoint an existing employee to fill the position until a replacement approved by the holders of Series B Preferred Stock is hired and (C) nothing herein shall prohibit the Corporation from terminating any executive officer for “cause” as defined in such executive officer’s employment agreement with the Corporation); or

(v) adopt an annual budget (provided that if such consent or vote is not obtained, the budget for the Corporation for the immediately prior year shall be utilized as the Corporation’s budget).

(d) Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Common Stock or converted into Exchange Property.

B-37

(e) The consent or votes required in Section 11(b) and Section 11(c) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Certificate of Incorporation or By-laws.

Section 12. Certificates.

(a) Transfer Agent. The duly appointed Transfer Agent shall be the Corporation. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent of recognized standing who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

(b) Form and Dating. The Series B Preferred Stock shall be initially issued and thereafter evidenced only in definitive, certificated form. Each Preferred Stock certificate shall be dated the date of its authentication.

(c) Execution and Authentication. Two Officers shall sign any Series B Preferred Stock certificate for the Corporation by manual or facsimile signature. If an Officer whose signature is on a Series B Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series B Preferred Stock certificate, the Series B Preferred Stock certificate shall be valid nevertheless. A Series B Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series B Preferred Stock certificate. The signature shall be conclusive evidence that such Series B Preferred Stock certificate has been authenticated under this Certificate. The Transfer Agent shall authenticate and deliver certificates for shares of Preferred Stock for original issue upon a written order of the Corporation signed by two Officers of the Corporation or by an Officer and an Assistant Treasurer of the Corporation. Such order shall specify the number of shares of Series B Preferred Stock to be authenticated and the date on which the original issue of Series B Preferred Stock is to be authenticated. The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for Series B Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Series B Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(d) Transfer and Exchange. When (i) a Series B Preferred Stock certificate is presented to the Transfer Agent with a request to register the transfer of such Series B Preferred Stock certificate or (ii) Series B Preferred Stock certificates are presented to the Transfer Agent with a request to exchange such Series B Preferred Stock certificates for a Series B Preferred Stock certificate representing a number of shares of Series B Preferred Stock equal to the combined number of shares of Series B Preferred Stock represented by such presented certificates, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Series B Preferred Stock certificates surrendered for transfer or exchange:

B-38

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and

(ii) are being transferred or exchanged in accordance with the Transfer Restrictions; and

(iii) if such Series B Preferred Stock certificates are being delivered to the Transfer Agent by a Holder for registration in the name of such holder, without transfer, a certification from such holder to that effect.

(e) Obligations with Respect to Transfers of Series B Preferred Stock.

(i) To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Series B Preferred Stock certificates as required pursuant to the provisions of this Section 11(e).

(ii) All Series B Preferred Stock certificates issued upon any registration of transfer or exchange of Series B Preferred Stock certificates shall be the valid obligations of the Corporation, entitled to the same benefits under this Certificate as the Series B Preferred Stock certificates surrendered upon such registration of transfer or exchange.

(iii) Prior to due presentment for registration of transfer of any shares of Series B Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Series B Preferred Stock are registered as the absolute owner of such Series B Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders.

(iv) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate or under applicable law with respect to any transfer of any interest in any Series B Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f) Replacement Certificates. If any Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, and the Transfer Agent shall countersign a replacement Series B Preferred Stock certificate of like tenor and representing an equivalent amount of Series B Preferred Stock. If required by the Transfer Agent or the Corporation, such Holder shall furnish evidence of loss, theft or destruction of such certificate and, if requested by the Corporation, an indemnity on customary terms for such situations reasonably satisfactory to the Corporation.

B-39

(g) Temporary Certificates. Until definitive Series B Preferred Stock certificates are ready for delivery, the Corporation may prepare and the Transfer Agent shall countersign temporary Series B Preferred Stock certificates. Temporary Series B Preferred Stock certificates shall be substantially in the form of definitive Series B Preferred Stock certificates but may have variations that the Corporation considers appropriate for temporary Series B Preferred Stock certificates. Without unreasonable delay, the Corporation shall prepare and the Transfer Agent shall countersign definitive Series B Preferred Stock certificates and deliver them in exchange for temporary Series B Preferred Stock certificates.

(h) Cancellation. In the event the Corporation shall redeem or otherwise acquire Series B Preferred Stock, the Series B Preferred Stock certificates representing such redeemed or acquired shares shall thereupon be delivered to the Transfer Agent for cancellation.

(i) Taxes. The issuance or delivery of shares of Series B Preferred Stock, shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto, or certificates representing such shares or securities, shall be made without charge to the Holder for such shares or certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, including, without limitation, any share transfer, documentary, stamp or similar tax; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities were issued, delivered or registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 13. Miscellaneous.

(a) Certain Covenants.

(i) Without limiting the provisions of (or the Holders’ rights under) Section 8, Section 9 and Section 11, the Corporation shall not merge with or into or consolidate with or into, or sell, transfer, exchange or lease all or substantially all of its property to, any other entity, or permit consummation of any other Business Combination, unless the surviving successor, transferee or lessee entity, as the case may be (if not the Corporation), (x) expressly assumes, as part of the terms of such Business Combination, the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Corporation and (y) if such Business Combination is a Qualified Business Combination, expressly agrees, as part of the terms of such Qualified Business Combination, to exchange, at the Holders’ option, shares of Series B Preferred Stock for shares of the surviving entity’s capital stock having terms, preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the Holder, and rights to assets upon liquidation, dissolution or winding-up of the entity), privileges and powers no less favorable (individually and in the aggregate) than the terms, preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the Holder, and rights to assets upon liquidation, dissolution or winding-up of the entity), privileges and powers under this Certificate, in each case, such that the rights of the Holders of Series B Preferred Stock are protected against dilution or other impairment. Without limiting any of the foregoing, the Corporation shall cause lawful provision to be made as part of the terms of each Business Combination such that each Holder shares of Series B Preferred Stock then outstanding shall have the right after such Business Combination to exchange such shares for, or convert such shares into, the kind and amount of securities, cash and other property receivable upon the Business Combination by a holder of Common Stock (that was not a counterparty to the Business Combination or an affiliate of such counterparty) holding that number of shares of Common Stock into which such shares of Series B Preferred Stock would have been convertible (pursuant to Section 6 without regard to any limitations on convertibility therein) immediately prior to such Business Combination, and subject to anti-dilution adjustment protections substantially equivalent to those set forth in this Certificate; provided, in the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in the Business Combination, each Holder shall have the same opportunity to elect the form of consideration that each Holder is entitled to receive.

B-40

(ii) The Corporation shall not, by amendment of the Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of Series B Preferred Stock against dilution or other impairment.

(iii) In addition to any other vote required by applicable law, the Corporation shall not, without the consent of the Holders of a majority of the Series B Preferred Stock outstanding, enter into any debt agreement or other financing agreement which by its terms would restrict the payment of dividends pursuant to this Series B Certificate or the payment of any amounts due upon the redemption of Series B Preferred Stock pursuant to Section 7 or Section 8.

(b) Status of Shares. Shares of Series B Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to and in accordance with the provisions of Section 11, designated as part of a particular series of Preferred Stock by the Board of Directors.

(c) Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (or by first class mail if the same shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at 10943 North Sam Houston Parkway West, Houston, Texas 77064 or to the Transfer Agent at its office at 10943 North Sam Houston Parkway West, Houston, Texas 77064, or to any other agent of the Corporation designated to receive such notice as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the share record books of the Corporation (which may include the records of the Transfer Agent) or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

B-41

(d) Severability. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(e) Subscription Rights. Except as expressly provided in any agreement between a Holder and the Corporation, no share of Series B Preferred Stock (nor any Holder thereof) shall have any subscription right whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

(f) Other Rights. Except as expressly provided in any agreement between a Holder and the Corporation, the shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation or as provided by applicable law.

(g) Redemption Agent. A Redemption Agent hereunder must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof that has a combined capital and surplus of at least $50,000,000 (or if such bank or trust company is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such bank or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 13(g) the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(h) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(i) Effectiveness. This Certificate shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

B-42

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this __ day of _______, 2012.

NCI BUILDING SYSTEMS, INC.

By:
Name: Todd R. Moore
Title: Executive Vice President, General
Counsel and Secretary